                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                     AMERICAN ELECTRIC POWER COMPANY, INC.,
                        AUGUSTA ACQUISITION CORPORATION
                                      AND
                       CENTRAL AND SOUTH WEST CORPORATION

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
                                                 ARTICLE I
DEFINITIONS................................................................................................           2
SECTION 1.1 Definitions....................................................................................           2
SECTION 1.2 Rules of Construction..........................................................................           2

                                                ARTICLE II

TERMS OF MERGER............................................................................................           2
SECTION 2.1 Statutory Merger...............................................................................           2
SECTION 2.2 Effective Time.................................................................................           2
SECTION 2.3 Effect of the Merger...........................................................................           2
SECTION 2.4 Certificate of Incorporation; Bylaws...........................................................           2
SECTION 2.5 Directors and Officers.........................................................................           3

                                                ARTICLE III

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.........................................................           3
SECTION 3.1 Merger Consideration; Conversion and Cancellation of Securities................................           3
SECTION 3.2 Exchange of Certificates.......................................................................           4
SECTION 3.3 Closing........................................................................................           6
SECTION 3.4 Stock Transfer Books...........................................................................           6

                                                ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................................           6
SECTION 4.1 Organization and Qualification; Subsidiaries...................................................           6
SECTION 4.2 Certificate of Incorporation and Bylaws........................................................           7
SECTION 4.3 Capitalization.................................................................................           7
SECTION 4.4 Authorization of Agreement.....................................................................           8
SECTION 4.5 Regulation and Approvals.......................................................................           8
SECTION 4.6 No Violation...................................................................................           9
SECTION 4.7 Reports........................................................................................           9
SECTION 4.8 No Material Adverse Effect; Conduct............................................................          10
SECTION 4.9 Permits; Compliance............................................................................          11
SECTION 4.10 Litigation; Compliance with Laws..............................................................          12
SECTION 4.11 Ownership of AEP Common Stock.................................................................          12
SECTION 4.12 Employee Benefit Plans........................................................................          12
SECTION 4.13 Taxes.........................................................................................          15
SECTION 4.14 Environmental Matters.........................................................................          16
SECTION 4.15 Insurance.....................................................................................          16
SECTION 4.16 Pooling; Tax Matters..........................................................................          16
SECTION 4.17 Affiliates....................................................................................          16
SECTION 4.18 Opinion of Financial Advisor..................................................................          17
SECTION 4.19 Brokers.......................................................................................          17
SECTION 4.20 Vote Required.................................................................................          17

                                                                                                                PAGE
                                                                                                                -----
                                                 ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE AEP COMPANIES........................................................          17
SECTION 5.1 Organization and Qualification; Subsidiaries...................................................          17
SECTION 5.2 Certificate of Incorporation and Bylaws........................................................          18
SECTION 5.3 Capitalization.................................................................................          18
SECTION 5.4 Authorization of Agreement.....................................................................          19
SECTION 5.5 Regulation and Approvals.......................................................................          19
SECTION 5.6 No Violation...................................................................................          20
SECTION 5.7 Reports........................................................................................          20
SECTION 5.8 No Material Adverse Effect; Conduct............................................................          21
SECTION 5.9 Permits; Compliance............................................................................          21
SECTION 5.10 Litigation; Compliance with Laws..............................................................          22
SECTION 5.11 Ownership of Company Common Stock.............................................................          23
SECTION 5.12 Employee Benefit Plans........................................................................          23
SECTION 5.13 Taxes.........................................................................................          25
SECTION 5.14 Environmental Matters.........................................................................          26
SECTION 5.15 Insurance.....................................................................................          26
SECTION 5.16 Pooling; Tax Matters..........................................................................          27
SECTION 5.17 Affiliates....................................................................................          27
SECTION 5.18 Opinion of Financial Advisor..................................................................          27
SECTION 5.19 Brokers.......................................................................................          27
SECTION 5.20 Vote Required.................................................................................          27
SECTION 5.21 No Business Activities........................................................................          27

                                                ARTICLE VI
COVENANTS..................................................................................................          28
SECTION 6.1 Affirmative Covenants..........................................................................          28
SECTION 6.2 Negative Covenants.............................................................................          28
SECTION 6.3 Access and Information.........................................................................          36

                                                ARTICLE VII

ADDITIONAL AGREEMENTS......................................................................................          36
SECTION 7.1 Meeting of AEP Stockholders....................................................................          36
SECTION 7.2 Meeting of Company Stockholders................................................................          36
SECTION 7.3 Registration Statement; Joint Proxy Statement/Prospectus.......................................          36
SECTION 7.4 Appropriate Action; Consents; Filings..........................................................          38
SECTION 7.5 Affiliates; Pooling; Tax Treatment.............................................................          39
SECTION 7.6 Public Announcements...........................................................................          40
SECTION 7.7 NYSE Listing...................................................................................          40
SECTION 7.8 Company Rights Agreement.......................................................................          40
SECTION 7.9 Comfort Letters................................................................................          40
SECTION 7.10 Stock Options; Employee Benefit Plans.........................................................          40
SECTION 7.11 Indemnification of Directors and Officers.....................................................          43
SECTION 7.12 Newco.........................................................................................          45
SECTION 7.13 Event Notices.................................................................................          45
SECTION 7.14 Board of Directors............................................................................          45
SECTION 7.15 Headquarters..................................................................................          45
SECTION 7.16 Rate Matters..................................................................................          45
SECTION 7.17 Coordination of Dividends.....................................................................          46
SECTION 7.18 Transition Management.........................................................................          46
SECTION 7.19 Acquisition Proposals.........................................................................          46
SECTION 7.20 Workforce Matters.............................................................................          47

                                                                                                                PAGE
                                                                                                                -----
                                               ARTICLE VIII

CLOSING CONDITIONS.........................................................................................          48
SECTION 8.1 Conditions to Obligations of Each Party........................................................          48
SECTION 8.2 Additional Conditions to Obligations of the AEP Companies......................................          49
SECTION 8.3 Additional Conditions to Obligations of the Company............................................          50

                                                ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER..........................................................................          51
SECTION 9.1 Termination....................................................................................          51
SECTION 9.2 Effect of Termination..........................................................................          54
SECTION 9.3 Amendment......................................................................................          54
SECTION 9.4 Waiver.........................................................................................          54
SECTION 9.5 Fees, Expenses and Other Payments..............................................................          54
SECTION 9.6 Certain Damages, Payments and Expenses.........................................................          54

                                                 ARTICLE X

GENERAL PROVISIONS.........................................................................................          56
SECTION 10.1 Effectiveness of Representations, Warranties and Agreements...................................          56
SECTION 10.2 Notices.......................................................................................          56
SECTION 10.3 Headings......................................................................................          57
SECTION 10.4 Severability..................................................................................          57
SECTION 10.5 Entire Agreement..............................................................................          57
SECTION 10.6 Assignment....................................................................................          58
SECTION 10.7 Parties in Interest...........................................................................          58
SECTION 10.8 Failure or Indulgence Not Waiver; Remedies Cumulative.........................................          58
SECTION 10.9 Governing Law.................................................................................          58
SECTION 10.10 Counterparts.................................................................................          58

                                    ANNEXES

Annex A    Schedule of Defined Terms
Annex B    Affiliate's Agreement (Company Affiliates)
Annex C    Affiliate's Agreement (AEP Affiliates)

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER, dated as of December 21, 1997, is by and among American Electric Power Company, Inc., a New York corporation ("AEP"), Augusta Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of AEP ("Newco"), and Central and South West Corporation, a Delaware corporation (the "Company"). AEP and Newco are sometimes collectively referred to herein as the "AEP Companies."

                                   RECITALS:

    The Board of Directors of the Company has determined that the business combination to be effected by means of the Merger is consistent with and in furtherance of the long-term business strategy of the Company and is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and recommended approval and adoption of this Agreement by the stockholders of the Company.

    The Board of Directors of AEP has determined that the business combination to be effected by means of the Merger is consistent with and in furtherance of the long-term business strategy of AEP and is fair to, and in the best interests of, AEP and its stockholders and has approved this Agreement, the Charter Amendment and the Share Issuance and recommended approval and adoption of the Charter Amendment and the Share Issuance by the stockholders of AEP.

    The Board of Directors of Newco has determined that the business combination to be effected by means of the Merger is in the best interests of Newco and its stockholder and has approved and adopted this Agreement and recommended approval and adoption of this Agreement by AEP.

    To give effect to the transactions contemplated hereby, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware Law, Newco will merge with and into the Company.

    For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Code.

    The Merger is intended to be treated as a "pooling of interests" for accounting purposes.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    SECTION 1.1 DEFINITIONS. Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

    SECTION 1.2 RULES OF CONSTRUCTION. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning ascribed to it; (b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (c) "or" is not exclusive; (d) "including" shall mean "including, without limitation;" (e) words in the singular include the plural;
(f) words in the plural include the singular; (g) words applicable to one gender shall be construed to apply to each gender; (h) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; and (i) the terms "Article" or "SECTION" shall refer to the specified Article or SECTION of this Agreement.

                                   ARTICLE II
                                TERMS OF MERGER

    SECTION 2.1 STATUTORY MERGER. Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements contained herein, Newco shall merge (the "Merger") with and into the Company at the Effective Time. The terms and conditions of the Merger and the mode of carrying the same into effect shall be as set forth in this Agreement. As a result of the Merger, the separate corporate existence of Newco shall cease and the Company shall continue as the Surviving Corporation.

    SECTION 2.2 EFFECTIVE TIME. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the Delaware Law.

    SECTION 2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Newco and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Newco and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 2.4 CERTIFICATE OF INCORPORATION; BYLAWS. At the Effective Time, the certificate of incorporation and the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the bylaws of the Surviving Corporation.

    SECTION 2.5 DIRECTORS AND OFFICERS. The directors of Newco immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

    SECTION 3.1 MERGER CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES. On the date on which the Effective Time occurs, by virtue of the Merger and without any action on the part of the AEP Companies, the Company or any securityholder thereof:

        (a) Subject to the other provisions of this Article III, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (exclusive of any shares to be cancelled pursuant to SECTION 3.1(c)) shall be converted into that number of shares of AEP Common Stock equal to the Common Stock Exchange Ratio. If between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock or AEP Common Stock shall have been changed into a different number of shares or a different class, by reason of any dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other transaction, the Common Stock Exchange Ratio shall be correspondingly adjusted to reflect such dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other transaction.

        (b) All shares of Company Common Stock shall, upon conversion into shares of AEP Common Stock at the Effective Time, cease to be outstanding and shall automatically be cancelled and retired, and each certificate previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time (exclusive of any shares to be cancelled pursuant to SECTION 3.1(c)) shall thereafter be deemed, for all purposes other than the payment of dividends or distributions, to represent that number of shares of AEP Common Stock into which such shares of Company Common Stock were converted pursuant to SECTION 3.1(a) and, if applicable, the right to receive cash pursuant to SECTION 3.2(e). The holders of certificates previously evidencing Company Common Stock shall cease to have any rights with respect to such Company Common Stock except as otherwise provided herein or by law.

        (c) Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock, if any, owned by AEP or any direct or indirect wholly owned subsidiary of AEP or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without conversion thereof.

        (d) Each share of common stock, par value $.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $3.50 per share, of the Surviving Corporation.

    SECTION 3.2 EXCHANGE OF CERTIFICATES. (a) EXCHANGE FUND. On or prior to the day of the Effective Time, AEP shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of Company Common Stock, for exchange in accordance with this Article III, through the Exchange Agent, certificates evidencing a number of shares of AEP Common Stock into which the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time was converted pursuant to SECTION 3.1(a). The Exchange Agent shall, pursuant to irrevocable instructions from AEP, deliver AEP Common Stock, together with any cash to be paid in lieu of fractional interests in shares of AEP Common Stock pursuant to SECTION 3.2(e) and any dividends or distributions related thereto, in exchange for certificates theretofore evidencing Company Common Stock surrendered to the Exchange Agent pursuant to
SECTION 3.2(c). Except as contemplated by SECTION 3.2(f), the Exchange Fund shall not be used for any other purpose.

    (b) LETTER OF TRANSMITTAL. Promptly after the Effective Time, AEP will cause the Exchange Agent to send to each record holder of Company Common Stock immediately prior to the Effective Time a letter of transmittal and other appropriate materials for use in surrendering to the Exchange Agent certificates that prior to the Effective Time evidenced shares of Company Common Stock.

    (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Exchange Agent shall distribute to each former holder of Company Common Stock, upon surrender to the Exchange Agent for cancellation of one or more certificates that theretofore evidenced shares of Company Common Stock, certificates evidencing the appropriate number of shares of AEP Common Stock into which such shares of Company Common Stock were converted pursuant to the Merger, together with any cash to be paid in lieu of fractional interests in shares of AEP Common Stock pursuant to SECTION 3.2(e) and any dividends or distributions related thereto. If shares of AEP Common Stock are to be issued to a Person other than the Person in whose name the surrendered certificate or certificates are registered, it shall be a condition of issuance of AEP Common Stock that the surrendered certificate or certificates shall be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of AEP Common Stock to a Person other than the registered holder of the surrendered certificate or certificates or such Person shall establish to the satisfaction of AEP that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any AEP Common Stock, cash in lieu of fractional interests or dividends or distributions thereon delivered to a public official pursuant to any applicable escheat Law.

    (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF COMPANY COMMON STOCK. No dividends or other distributions declared or made with respect to AEP Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that theretofore evidenced shares of Company Common Stock until the holder of such certificate shall surrender such certificate. Subject to the effect of any applicable escheat Laws, following surrender of any such certificate, there shall be paid (i) to the holder of the certificates evidencing whole shares of AEP Common Stock issued in exchange therefor, without interest, (A) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of AEP Common Stock, and (B) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of AEP Common Stock and (ii) to the holder of any certificate that theretofore evidenced shares of Company Common Stock, without interest, promptly the amount of any cash payable with respect to a fractional interest in a share of AEP Common Stock to which such holder is entitled pursuant to SECTION 3.2(e).

    (e) NO FRACTIONAL SHARES. Notwithstanding anything herein to the contrary, no certificates or scrip evidencing fractional interests in shares of AEP Common Stock shall be issued in connection with the Merger, and any such fractional interests to which a holder of record of Company Common Stock at the Effective Time would otherwise be entitled will not entitle such holder to vote or to any rights of a stockholder of AEP. In lieu of any such fractional shares, each holder of record of Company Common Stock at the Effective Time who but for the provisions of this SECTION 3.2(e) would be entitled to receive a fractional interest of a share of AEP Common Stock pursuant to the Merger shall be paid cash, without any interest thereon, as hereinafter provided. AEP shall instruct the Exchange Agent to determine the number of whole shares and fractional shares of AEP Common Stock allocable to each holder of record of Company Common Stock at the Effective Time, to aggregate all such fractional shares into whole shares, to sell the whole shares obtained thereby in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the total proceeds of such sale, after making appropriate deductions of the amount, if any, required for Federal income tax withholding purposes and after deducting any applicable transfer taxes. All brokers' fees and commissions and fees of the Exchange Agent incurred in connection with such sales shall be paid by AEP.

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains unclaimed by the former holders of Company Common Stock for twelve months after the Effective Time shall be delivered to AEP, upon demand, and any former holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to AEP for AEP Common Stock, any cash to be paid in lieu of fractional interests in shares of AEP Common Stock and any dividends or other distributions to which they are entitled.

    (g) WITHHOLDING OF TAX. AEP shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as AEP (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by AEP, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock in respect of which such deduction and withholding was made by AEP.

    (h) LOST CERTIFICATES. If any certificate evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by AEP, the posting by such Person of a bond, in such reasonable amount as AEP may direct, as indemnity against claims that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate a certificate evidencing that number of shares of AEP Common Stock into which the shares of Company Common Stock evidenced by such lost, stolen or destroyed certificate were converted pursuant to SECTION 3.1(a), any cash in lieu of fractional interests in shares of AEP Common Stock to which the holder thereof may be entitled pursuant to SECTION 3.2(e) and any dividends or other distributions to which the holder thereof may be entitled pursuant to SECTION 3.2(d).

    SECTION 3.3 CLOSING. The Closing shall take place at such time and place as the parties shall mutually agree on the second Business Day immediately following the date on which the last of the conditions set forth in Article VIII (other than conditions that by their nature are required to be performed on the Closing Date) is fulfilled or, if permissible, waived, or at such other place, time and date as the parties hereto may agree. At the conclusion of the Closing on the Closing Date, the parties hereto shall cause the Certificate of Merger relating to the Merger to be filed with the Secretary of State of the State of Delaware.

    SECTION 3.4 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to the AEP Companies that:

    SECTION 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company and each Subsidiary of the Company are legal entities duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation or organization, have all requisite power and authority to own, lease and operate their respective properties and to carry on their respective businesses as they are now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so duly qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on the Company. SECTION 4.1 of the Company's Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned Subsidiaries, together with (A) the jurisdiction of incorporation or formation of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Subsidiary of the Company, and (B) an indication of whether each such Subsidiary is a Significant Subsidiary. Except as set forth in SECTION 4.1 of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries owns an equity interest in any other partnership or joint venture arrangement or other business entity that is Material to the Company.

    SECTION 4.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has heretofore marked for identification and furnished to AEP complete and correct copies of the certificate of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Company and each of its Significant Subsidiaries. Neither the Company nor any of its Significant Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents).

    SECTION 4.3 CAPITALIZATION. (a) COMPANY COMMON STOCK. The authorized capital stock of the Company consists of 350,000,000 shares of Company Common Stock of which as of November 7, 1997: (A) 212,235,320 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party or is bound and (B) 10,410,363 shares were reserved for future issuance in the amounts and for the purposes set forth in SECTION 4.3(a) of the Company's Disclosure Letter. Except as set forth in SECTION 4.3(a) of the Company's Disclosure Letter, between November 7, 1997 and the date of this Agreement, no shares of Company Common Stock have been issued by the Company and the Company has not granted any options for, or other rights to purchase, shares of Company Common Stock.

    (b) RESERVED SHARES. Except for shares to which reference is made in SECTION 4.3(a), no shares of Company Common Stock are reserved for issuance, and, except for the Company's Rights Agreement and stock options shares with respect to which are reserved for issuance as set forth in SECTION 4.3(a) of the Company's Disclosure Letter, there are no contracts, agreements, commitments or arrangements obligating the Company to (i) offer, sell, issue or grant any Equity Securities of the Company, (ii) redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of the Company or (iii) grant any Lien on any shares of capital stock of the Company.

    (c) SUBSIDIARY STOCK. The authorized, issued and outstanding capital stock of, or other equity interests in, each of the Company's Significant Subsidiaries are set forth in SECTION 4.3(c) of the Company's Disclosure Letter. Except as set forth in SECTION 4.3(c) of the Company's Disclosure Letter, (i) all the issued and outstanding common stock of each of the Company's Significant Subsidiaries is owned, directly or indirectly, by the Company; (ii) all the issued and outstanding shares of each class of capital stock of, or other equity interests in, each of the Significant Subsidiaries of the Company have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any past or present equity holder of such Significant Subsidiary; (iii) all such issued and outstanding shares, or other equity interests, that are indicated as owned by the Company or one of its Subsidiaries in SECTION 4.3(c) of the Company's Disclosure Letter are owned (A) beneficially as set forth therein and (B) free and clear of all Liens; (iv) no shares of capital stock of, or other equity interests in, any Significant Subsidiary of the Company are reserved for issuance; and (v) there are no contracts, agreements, commitments or arrangements obligating the Company or any of its Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any Equity Securities of any of the Significant Subsidiaries of the Company, (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of any of the Significant Subsidiaries of the Company or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interest in, any of the Significant Subsidiaries of the Company.

    (d) ADVERSE CLAIMS. Except for the Company's Rights Agreement and stock options shares with respect to which are reserved for issuance as set forth in
SECTION 4.3(a) of the Company's Disclosure Letter, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Significant Subsidiaries, with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company or any of its Significant Subsidiaries under the Securities Act or otherwise relating to any shares of capital stock of the Company or any of its Significant Subsidiaries.

    SECTION 4.4 AUTHORIZATION OF AGREEMENT. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and, subject to obtaining the Required Company Vote, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Company (other than, with respect to the Merger, the Required Company Vote). This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by the other parties hereto) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

    SECTION 4.5 REGULATION AND APPROVALS. (a) UTILITY REGULATION. The Company is a public utility holding company registered under, and subject to the provisions of, the Holding Company Act, and the Company is the parent, owning all the outstanding common stock, of four Domestic Public Utility Companies: (i) CP&L, which provides regulated retail electric service in the State of Texas; (ii) PSO, which provides regulated retail electric service in the State of Oklahoma;
(iii) SWEPCO, which provides regulated retail electric service in the States of Texas, Louisiana and Arkansas; and (iv) WTU, which provides regulated retail electric service in the State of Texas. In addition, the Company indirectly owns all of the outstanding stock of Seeboard, a regulated regional electricity company in England and Wales. Seeboard is a Foreign Utility Company. Except as aforesaid and as set forth in SECTION 4.5(a) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is subject to rate regulation as a public utility or public service company (or similar designation) by any state in the United States or any municipality or other political subdivision of any state, by the United States or any Governmental Authority of the United States or by any foreign country.

    (b) APPROVALS. Except for the applicable requirements set forth in SECTION 4.5(b) of the Company's Disclosure Letter, no declaration, filing or registration with, no waiting period imposed by and no Permit or Order of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Company or any of its Subsidiaries to permit the Company to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing, the failure to obtain which could reasonably be expected to have a Material Adverse Effect on the Company.

    SECTION 4.6 NO VIOLATION. Assuming receipt of all Permits and Orders indicated as required in SECTION 4.5(b) and receipt of the Required Company Vote, neither the execution and delivery by the Company of this Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the Company of its obligations hereunder or thereunder will
(a) violate or breach the terms of or cause a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon, any of the properties or assets of the Company or any of its Subsidiaries under (i) any Law, Regulation, Permit or Order applicable to the Company or any of its Subsidiaries, (ii) the certificate of incorporation or bylaws or similar organizational documents of the Company or any of its Subsidiaries or (iii) except as set forth in SECTION 4.6 of the Company's Disclosure Letter, any note, bond, mortgage, indenture, deed of trust, license, franchise, concession, lease, contract or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (c) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this SECTION, except in any such case for any matters described in clauses (i) and (iii) of this SECTION that could not reasonably be expected to have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement or a Material Adverse Effect on the Company. Prior to the execution of this Agreement, the Board of Directors of the Company has taken all necessary action to cause this Agreement and the transactions contemplated hereby to be exempt from the provisions of SECTION 203 of the Delaware Law and to ensure that the execution, delivery and performance of this Agreement by the parties hereto will not cause any rights to be distributed or to become exercisable under the Company's Rights Agreement.

    SECTION 4.7 REPORTS. (a) REPORTS. Since January 1, 1993, the Company and its Subsidiaries have filed or caused to be filed (i) all SEC Reports of the Company or any of its Subsidiaries required to be filed with the Commission and (ii) all other Reports of the Company or any of its Subsidiaries required to be filed with any Governmental Authorities, including the FERC, the Commission (under the Holding Company Act), the NRC and State Regulatory Commissions, except where the failure to file any such Reports of the Company or any of its Subsidiaries could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has made available to AEP a true and complete copy of each such SEC Report. The Reports of the Company and its Subsidiaries, including all those filed after the date of this Agreement and prior to the Effective Time, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law and (ii), in the case of the SEC Reports of the Company and its Subsidiaries, did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) FINANCIAL STATEMENTS. The Company's Consolidated Financial Statements and any condensed financial statements of the Company (including any related notes thereto) contained in any SEC Reports of the Company or any of its Subsidiaries filed with the Commission after the date of this Agreement (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP (except (A) to the extent required by changes in GAAP, (B) with respect to unaudited financial statements as permitted by Form 10-Q and (C), with respect to SEC Reports of the Company or any of its Subsidiaries filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

    (c) NO OMISSIONS. Except for matters disclosed in SECTION 4.7(c) of the Company's Disclosure Letter, or matters disclosed in the Company's SEC Reports filed with the Commission prior to the date hereof, there exist no liabilities or obligations of the Company and its Subsidiaries, whether accrued, absolute, contingent or threatened, that would be required to be reflected, reserved for or disclosed under GAAP in condensed financial statements of the Company as of and for the period ended on the dates on which this representation and warranty is made or deemed to be made, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Company's Consolidated Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Company consistent with past practice since September 30, 1997, (iii) liabilities or obligations the incurrence of which would not have been prohibited by SECTIONs 6.1 or 6.2(a) had such sections been in effect since September 30, 1997 and (iv) other liabilities and obligations that could not reasonably be expected to have a Material Adverse Effect on the Company.

    SECTION 4.8 NO MATERIAL ADVERSE EFFECT; CONDUCT. (a) MATERIAL ADVERSE CHANGES. Except as set forth in SECTION 4.8(a) of the Company's Disclosure Letter, since September 30, 1997, no event (other than any event that is of general application to the electric utility industry in the United States or the United Kingdom) has occurred that, individually or together with other similar events, has had, and, to the Knowledge of the Company, no fact or condition (other than any fact or condition that is of general application to the electric utility industry in the United States or the United Kingdom) exists that could reasonably be expected to have, a Material Adverse Effect on the Company.

    (b) PROSCRIBED CONDUCT. Except as set forth in SECTION 4.8(b) of the Company's Disclosure Letter, during the period from September 30, 1997 to the date of this Agreement, neither the Company nor any of its Subsidiaries has failed to conduct its business in the ordinary course consistent with past practice, other than any conduct that would not have been prohibited by SECTION
6.1 or SECTION 6.2(a) had such sections been in effect since September 30, 1997.

    SECTION 4.9 PERMITS; COMPLIANCE. (a) GENERAL. The Company and its Subsidiaries have obtained all Orders and Permits that are necessary to carry on their businesses as currently conducted, except for any such Orders or Permits that the failure to possess, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in SECTION 4.14 of the Company's Disclosure Letter, all such Orders and Permits are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on the Company and no suspension, revocation or cancellation thereof has occurred or, to the Knowledge of the Company, been threatened and there is no action, proceeding or investigation pending or, to the Knowledge of the Company, threatened regarding suspension, revocation or cancellation of any of such Permits or Orders, except where the suspension, revocation or cancellation of such Permits or Orders could not reasonably be expected to have a Material Adverse Effect on the Company.

    (b) SOUTH TEXAS NUCLEAR FACILITY. CP&L is a co-owner of the South Texas Nuclear Facility, owning an undivided 25.2% interest therein. The operations of the South Texas Nuclear Facility are subject to the control of the STP Nuclear Operating Company (the "Operating Company"), in which the Company owns a like equity interest. Except as set forth in SECTION 4.9(b) of the Company's Disclosure Letter, to the Knowledge of the Company, the operations of the South Texas Nuclear Facility have at all times been conducted in compliance with applicable health, safety, regulatory and other legal requirements, except where the failure to be so in compliance in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in SECTION 4.9(b) of the Company's Disclosure Letter, to the Knowledge of the Company the operations of the South Texas Nuclear Facility are not the subject of any outstanding notices of violation or requests for information from the NRC or any other agency with jurisdiction over such facility. To the Knowledge of the Company, the Operating Company maintains, and is in compliance with, an emergency plan designed to protect the health and safety of the public in the event of an unplanned release of radioactive materials from the South Texas Nuclear Facility, and the NRC has determined that such plan is in compliance with its requirements. To the Knowledge of the Company, liability insurance to the full extent required by Law for operating nuclear facilities remains in full force and effect with respect to the South Texas Nuclear Facility, and the amount of such insurance has been approved by the NRC. To the Knowledge of the Company, plans for the decommissioning of the South Texas Nuclear Facility, and for the storage of spent nuclear fuel, conform with the requirements of applicable Law, and the owners of such facility, including the Company, have funded such plans to the extent required by Law.

    SECTION 4.10 LITIGATION; COMPLIANCE WITH LAWS. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits or proceedings that (a) are fully and accurately disclosed in the Company's SEC Reports filed with the Commission prior to the date hereof, (b) are set forth in SECTION 4.10 or SECTION 4.14 of the Company's Disclosure Letter or (c), individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in SECTION
4.10 of the Company's Disclosure Letter, there are no Material claims pending or, to the Knowledge of the Company, threatened by any Persons against the Company or any of its Subsidiaries for indemnification pursuant to any statute, organizational document, contract or otherwise with respect to any action, suit, investigation or proceeding pending in any Court or before or by any Governmental Authority. Except as set forth in SECTION 4.10 or SECTION 4.14 of the Company's

Disclosure Letter, the Company and its Subsidiaries are in substantial compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Company or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

    SECTION 4.11 OWNERSHIP OF AEP COMMON STOCK. Neither the Company nor any of its Affiliates "beneficially own" (as such term is defined for purposes of SECTION 13(d) of the Exchange Act) any shares of AEP Common Stock (in whole or in part).

    SECTION 4.12 EMPLOYEE BENEFIT PLANS. (a) LISTING. Each Company Benefit Plan is listed in SECTION 4.12(a) of the Company's Disclosure Letter, including, with respect to Terminated Company Benefit Plans, the date of termination. True and correct copies of each of the following have been made available to AEP with respect to each Current Company Benefit Plan: (i) the three most recent annual reports (Form 5500) filed with the IRS, (ii) the plan document, (iii) the trust agreement, if any, (iv) the most recent summary plan description if required by ERISA, (v) the three most recent actuarial reports or valuations relating to each Current Company Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Current Company Benefit Plan intended to be qualified under SECTION 401 of the Code.

    (b) MATERIAL ADVERSE CHANGES. With respect to each Company Benefit Plan, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries could be subject to any liability under the terms of such Company Benefit Plan, ERISA, the Code or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on the Company.

    (c) QUALIFIED STATUS OF CURRENT PLANS. Except as set forth in SECTION 4.12(c) of the Company's Disclosure Letter, each Current Company Benefit Plan intended to be qualified under SECTION 401 of the Code (i) satisfies in form the requirements of such SECTION, (ii) has received a favorable determination letter from the IRS regarding such qualified status, (iii) has not, since receipt of the most recent favorable determination letter, been amended, and, (iv) to the Knowledge of the Company, has not been operated in a way that would adversely affect its qualified status.

    (d) NO TERMINATIONS OF CURRENT PLANS. There has been no termination or partial termination of any Current Company Benefit Plan within the meaning of
SECTION 411(d)(3) of the Code.

    (e) TERMINATED PLANS. Any Terminated Company Benefit Plan intended to have been qualified under SECTION 401 of the Code received a favorable determination letter from the IRS with respect to its termination.

    (f) CLAIMS. There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, or with respect to, any Company Benefit Plan or its assets that could reasonably be expected to have a Material Adverse Effect on the Company and, to the Knowledge of the Company, no facts or circumstances exist that could give rise to any such actions, suits or claims.

    (g) PENDING MATTERS. To the Knowledge of the Company, there is no matter pending (other than routine qualification determination filings) with respect to any Company Benefit Plan before the IRS, the Department of Labor, the PBGC or other Governmental Authority.

    (h) TIMELY CONTRIBUTIONS. Except as set forth in SECTION 4.12(h) of the Company's Disclosure Letter, all contributions required to be made to Company Benefit Plans pursuant to their terms and the provisions of ERISA, the Code or any other applicable Law have been timely made.

    (i) CURRENT PLANS SUBJECT TO TITLE IV OF ERISA. As to each Current Company Benefit Plan subject to Title IV of ERISA, (i) there has been no event or condition that presents a significant risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of

SECTION 302 of ERISA or SECTION 412 of the Code has been incurred, (iii) no reportable event within the meaning of SECTION 4043 of ERISA (for which the disclosure requirements of Regulation section 4043.1 et seq. promulgated by the PBGC have not been waived) has occurred within six years prior to the date of this Agreement, (iv) no notice of intent to terminate such Benefit Plan has been given under SECTION 4041 of ERISA, (v) no proceeding has been instituted under
SECTION 4042 of ERISA to terminate such Benefit Plan, (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments) and (vii) the assets of such Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of SECTION 4041 of ERISA, under such Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

    (j) EXCESS PARACHUTE PAYMENTS. Except as set forth in SECTION 4.12(j) of the Company's Disclosure Letter and except for any Retention Agreement not prohibited by SECTION 6.2(a), in connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits or provision of other rights have been or will be made under any Current Company Benefit Plan that could reasonably be expected to be nondeductible under SECTION 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

    (k) NO REQUIRED INCREASE IN CONTRIBUTIONS. Except as set forth in SECTION 4.12(k) of the Company's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not
(i) require the Company or any of its Subsidiaries to make a larger contribution to, or pay greater benefits or provide other rights under, any Current Company Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered or (ii) create or give rise to any additional vested rights or service credits under any Current Company Benefit Plan whether or not some other subsequent action or event would be required to cause such creation or acceleration to be triggered.

    (l) INTENTIONALLY OMITTED.

    (m) RETIREE BENEFITS. Except as set forth in SECTION 4.12(m) of the Company's Disclosure Letter, no Current Company Benefit Plan (other than a Company Benefit Plan maintained outside the United States that is either fully insured or fully funded through a retirement plan) provides retiree medical or retiree life insurance benefits to any Person and neither the Company nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of SECTIONs 601 through 608 of ERISA and SECTION 4980B of the Code.

    (n) MULTIEMPLOYER PLANS. Except as set forth in SECTION 5.1 of AEP's Disclosure Letter, neither the Company nor any member of its Controlled Group contributes or has an obligation to contribute, and has not within six years prior to the date of this Agreement contributed, had an obligation to contribute, or had any other liability to a multiemployer plan within the meaning of SECTION 3(37) of ERISA.

    (o) COLLECTIVE BARGAINING CONTRACTS. Except as set forth in SECTION 4.12(o) of the Company's Disclosure Schedule, (i) no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries, (ii) there is no pending or, to the Knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Company, (iii) to the Knowledge of the Company, neither the Company or any of its Subsidiaries nor any representative or employee of the Company or any of its Subsidiaries has in the United States committed any Material unfair labor practices in connection with the operation of the business of the Company and its Subsidiaries, and (iv) there is no pending or, to the Knowledge of the Company, threatened charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable agency of any state of the United States.

    (p) FUNDING OF CERTAIN BENEFITS. Except as set forth in SECTION 4.12(p) of the Company's Disclosure Letter, the Company has not contributed, transferred or otherwise provided any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance or other change in control agreement.

    SECTION 4.13 TAXES. (a) TAX RETURNS AND TAXES. Except for such matters as could not reasonably be expected to have a Material Adverse Effect on the Company, (i) all Tax Returns that are required to be filed by or with respect to the Company or any of its Subsidiaries on or before the Effective Time have been or will be timely filed, (ii) all Taxes that are due and payable by the Company or any of its Subsidiaries on or before the Effective Time have been or will be timely paid in full or adequate reserves have been established for the payment of such Taxes, (iii) all withholding Tax requirements imposed on or with respect to the Company or any of its Subsidiaries and that are required to be satisfied at or before the Effective Time have been or will be satisfied in full in all respects and (iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any Tax by the Company or any of its Subsidiaries.

    (b) AUDITS. Except as set forth in SECTION 4.13(b) of the Company's Disclosure Letter, all Material Tax Returns required to be filed by the Company or any of its Subsidiaries have been audited (and such audit has become final) by the applicable Governmental Authority or the applicable statute of limitations has expired for the period covered by such Tax Returns.

    (c) EXTENSIONS OF TIME. Except as set forth in SECTION 4.13(c) of the Company's Disclosure Letter, there is not in force any extension of time with respect to the due date for the filing of any Material Tax Return required to be filed by the Company or any of its Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any Tax Return filed, or required to be filed, by the Company or any of its Subsidiaries.

    (d) CLAIMS. No Material issues have been raised by any Taxing authority in connection with the audit or examination of any Tax Return filed, or required to be filed, by the Company or any of its Subsidiaries, and there is no claim against the Company or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on the Company.

    (e) AFFILIATED GROUP. Except as set forth in SECTION 4.13(e) of the Company's Disclosure Letter, none of the Company and its Subsidiaries, during the last ten years, has been a member of an affiliated group filing a consolidated Federal income Tax Return other than an affiliated group of which the Company is the common parent.

    SECTION 4.14 ENVIRONMENTAL MATTERS. Except for matters disclosed in SECTION
4.14 of the Company's Disclosure Letter, or matters disclosed in the Company's SEC Reports filed with the Commission prior to the date hereof, and except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, (a) the properties, operations and activities of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (b) the Company and its Subsidiaries and the properties and operations of the Company and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Permits, if any, required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with the business of the Company and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect; (d) to the Knowledge of the Company, there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Company or its Subsidiaries or in connection with their properties or operations; (e) to the Knowledge of the Company, there has been no exposure of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Company and its Subsidiaries; and (f) the Company and its Subsidiaries have made available to AEP all internal and external environmental audits and studies and all correspondence on substantial environmental matters (in each case relevant to the Company or any of its Subsidiaries) in the possession of the Company or its Subsidiaries.

    SECTION 4.15 INSURANCE. The Company and its Subsidiaries own and are, and have been continuously since January 1, 1993, beneficiaries under all such insurance policies underwritten by reputable insurers that, as to risks insured, coverages and related limits and deductibles, are customary in the industries in which the Company and its Subsidiaries operate. Except as disclosed in SECTION
4.15 of the Company's Disclosure Letter, neither the Company nor any of it Subsidiaries has received any notice of cancellation or termination of any Material insurance policy as to which it is a named beneficiary. All Material insurance policies of the Company and its Subsidiaries are valid and enforceable against the underwriters thereof in accordance with their terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

    SECTION 4.16 POOLING; TAX MATTERS. Neither the Company nor, to the Knowledge of the Company, any of its Affiliates has taken or agreed to take any action that would prevent the Merger from being treated as a "pooling of interests" in accordance with generally accepted accounting principles and the Regulations of the Commission or from constituting a reorganization within the meaning of section 368(a) of the Code.

    SECTION 4.17 AFFILIATES. SECTION 4.17 of the Company's Disclosure Letter contains a true and complete list of all Persons who, to the Knowledge of the Company, may be deemed to be "affiliates" of the Company as such term is used in Rule 145 under the Securities Act, including all directors and executive officers of the Company.

    SECTION 4.18 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Morgan Stanley & Co. Incorporated on the date of this Agreement to the effect that the consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such holders.

    SECTION 4.19 BROKERS. Except as set forth in SECTION 4.19 of the Company's Disclosure Letter, no broker, finder or investment banker (other than Morgan Stanley & Co. Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to AEP complete and correct copies of all agreements between the Company and Morgan Stanley & Co. Incorporated pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

    SECTION 4.20 VOTE REQUIRED. The approval by the holders of a majority of the votes entitled to be cast by holders of the Company Common Stock, with each share of Company Common Stock being entitled to one vote per share, is the only vote of the holders of any class or series of capital stock of the Company or any of its Subsidiaries required to approve the Merger, this Agreement or the transactions contemplated hereby (the "Required Company Vote").

                                   ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF THE AEP COMPANIES

    The AEP Companies hereby represent and warrant to the Company that:

    SECTION 5.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. AEP and each Subsidiary of AEP are legal entities duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation or organization, have all requisite power and authority to own, lease and operate their respective properties and to carry on their respective businesses as they are now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so duly qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on AEP. SECTION 5.1 of AEP's Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all of the directly or indirectly owned Subsidiaries of AEP, together with (A) the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary's outstanding voting securities owned by AEP or another Subsidiary of AEP, and (B) an indication of whether each such Subsidiary is a Significant Subsidiary. Except as set forth in SECTION 5.1 of AEP's Disclosure Letter, neither AEP nor any of its Subsidiaries owns an equity interest in any other partnership or joint venture arrangement or other business entity that is Material to AEP.

    SECTION 5.2 CERTIFICATE OF INCORPORATION AND BYLAWS. AEP has heretofore marked for identification and furnished to the Company complete and correct copies of the certificate of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of AEP, Newco and each of AEP's Significant Subsidiaries. Neither AEP, Newco, nor any of AEP's Significant Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents).

    SECTION 5.3 CAPITALIZATION. (a) AEP COMMON STOCK. The authorized capital stock of AEP consists of 300,000,000 shares of AEP Common Stock of which as of the date hereof: (A) 189,989,989 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, AEP's certificate of incorporation or bylaws or any agreement to which AEP is a party or is bound and
(B) 51,581,493 shares were reserved for future issuance in the amounts and for the purposes set forth in SECTION 5.3(a) of AEP's Disclosure Letter.

    (b) RESERVED SHARES. Except for shares to which reference is made in SECTION 5.3(a), no shares of AEP Common Stock are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating AEP to (i) offer, sell, issue or grant any Equity Securities of AEP, (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of AEP or (iii) grant any Lien on any shares of capital stock of AEP.

    (c) SUBSIDIARY STOCK. The authorized, issued and outstanding capital stock of, or other equity interests in, each of AEP's Significant Subsidiaries and Newco are set forth in SECTION 5.3(c) of AEP's Disclosure Letter. Except as set forth in SECTION 5.3(c) of AEP's Disclosure Letter, (i) all the issued and outstanding common stock of each of AEP's Significant Subsidiaries and Newco is owned, directly or indirectly, by AEP; (ii) all the issued and outstanding shares of each class of capital stock of, or other equity interests in, each of the Significant Subsidiaries of AEP and Newco have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any past or present equity holder of such Significant Subsidiary;
(iii) all such issued and outstanding shares, or other equity interests, that are indicated as owned by AEP, Newco or one of its Subsidiaries in SECTION 5.3(c) of AEP's Disclosure Letter are owned (A) beneficially as set forth therein and (B) free and clear of all Liens; (iv) no shares of capital stock of, or other equity interests in, any Significant Subsidiary of AEP or Newco are reserved for issuance; and (v) there are no contracts, agreements, commitments or arrangements obligating AEP or any of its Significant Subsidiaries or Newco
(A) to offer, sell, issue, grant, pledge, dispose of or encumber any Equity Securities of any of the Significant Subsidiaries of AEP or Newco or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of any of the Significant Subsidiaries of AEP or Newco or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interest in, any of the Significant Subsidiaries of AEP or Newco.

    (d) ADVERSE CLAIMS. There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which AEP or any of its Subsidiaries is a party or by which AEP or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of AEP, any of its Significant Subsidiaries or Newco, with respect to the registration of the offering, sale or delivery of any shares of capital stock of AEP or any of its Significant Subsidiaries or Newco under the Securities Act or otherwise relating to any shares of capital stock of AEP, any of its Significant Subsidiaries or Newco.

    SECTION 5.4 AUTHORIZATION OF AGREEMENT. Each of AEP and Newco has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and, subject to obtaining the Required AEP Vote, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by each of AEP and Newco of this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of AEP and Newco (other than the Required AEP Vote). This Agreement has been duly executed and delivered by AEP and Newco and (assuming due authorization, execution and delivery hereof by the Company) constitutes a legal, valid and binding obligation of each of AEP and Newco, enforceable against each of them in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

    SECTION 5.5 REGULATION AND APPROVALS. (a) UTILITY REGULATION. AEP is a public utility holding company registered under, and subject to the provisions of, the Holding Company Act, and AEP is the parent, owning all the outstanding common stock, of seven Domestic Public Utility Companies: (i) APCo, which provides regulated retail electricity service in the States of Virginia and West Virginia and which is also regulated in the State of Tennessee; (ii) CSPCo, which provides regulated retail electricity service in the State of Ohio; (iii) I&M, which provides regulated retail electricity service in the States of Indiana and Michigan; (iv) KEPCo, which provides regulated retail electricity service in the State of Kentucky; (v) KPC, which provides regulated retail electricity service in the State of Tennessee; (vi) OPCo, which provides regulated retail electricity service in the State of Ohio and which is also regulated in the State of West Virginia and (vii) WPC, which provides regulated retail electricity service in the State of West Virginia. In addition, AEP indirectly owns 50% of Yorkshire Electricity Group plc, a regulated regional electricity company in the United Kingdom ("Yorkshire"). Yorkshire is a Foreign Utility Company. Except for regulation of the aforesaid companies by FERC under the Federal Power Act, by the Commission under the Holding Company Act and by said states and as set forth in SECTION 5.5(a) of AEP's Disclosure Letter, neither AEP nor any of its Subsidiaries is subject to regulation as a public utility or a public service company (or similar designation) by any state in the United States or any municipality or other political subdivision of any state, by the United States or by any Governmental Authority of the United States or by any foreign country.

    (b) APPROVALS. Except for the applicable requirements set forth in SECTION 5.5(b) of AEP's Disclosure Letter, no declaration, filing or registration with, no waiting period imposed by and no Permit or Order of, any Governmental Authority is required under any Law, Regulation or Order applicable to AEP or any of its Subsidiaries to permit AEP or Newco to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by either of them at the Closing, the failure to obtain which could reasonably be expected to have a Material Adverse Effect on AEP.

    SECTION 5.6 NO VIOLATION. Assuming receipt of all Permits and Orders indicated as required in SECTION 5.5(b) and receipt of the Required AEP Vote, neither the execution and delivery by AEP or Newco of this Agreement or any instrument required hereby to be executed and delivered by either of them at the Closing nor the performance by AEP or Newco of their respective obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon, any of the properties or assets of AEP or any of its Subsidiaries under (i) any Law, Regulation, Permit or Order applicable to AEP or any of its Subsidiaries, (ii) the certificate of incorporation or bylaws or similar organizational documents of AEP or any of its Subsidiaries or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, concession, lease, contract or agreement to which AEP or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this SECTION, except in any such case for any matters described in clauses (i) and (iii) of this SECTION that could not reasonably be expected to have a material adverse effect upon the ability of AEP or Newco to perform their respective obligations under this Agreement or a Material Adverse Effect on AEP. Prior to the execution of this Agreement, the Board of Directors of AEP has taken all necessary action to cause this Agreement and the transactions contemplated hereby to be exempt from the provisions of SECTION 912 of the New York Law.

    SECTION 5.7 REPORTS. (a) REPORTS. Since January 1, 1993, AEP and its Subsidiaries have filed or caused to be filed (i) all SEC Reports of AEP or any of its Subsidiaries required to be filed with the Commission and (ii) all other Reports of AEP or any of its Subsidiaries required to be filed with any other Governmental Authorities, including the FERC, the Commission (under the Holding Company Act), the NRC and State Regulatory Commissions, except where the failure to file any such Reports of AEP or any of its Subsidiaries could not reasonably be expected to have a Material Adverse Effect on AEP. AEP has made available to the Company a true and complete copy of each such SEC Report. The Reports of AEP and its Subsidiaries, including all those filed after the date of this Agreement and prior to the Effective Time, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law and (ii), in the case of the SEC Reports of AEP and its Subsidiaries, did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) FINANCIAL STATEMENTS. The AEP Consolidated Financial Statements and any consolidated financial statements of AEP (including any related notes thereto) contained in any SEC Reports of AEP or any of its Subsidiaries filed with the Commission after the date of this Agreement (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP (except (A) to the extent required by changes in GAAP, (B) with respect to unaudited financial statements as permitted by Form 10-Q and
(C), with respect to SEC Reports of AEP filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present the consolidated financial position of AEP and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

    (c) NO OMISSIONS. Except for matters disclosed in SECTION 5.7(c) of AEP's Disclosure Letter, or matters disclosed in AEP's SEC Reports filed with the Commission prior to the date hereof, there exist no liabilities or obligations of AEP and its Subsidiaries, whether accrued, absolute, contingent or threatened, that would be required to be reflected, reserved for or disclosed under GAAP in consolidated financial statements of AEP as of and for the period ended on the dates on which this representation and warranty is made or deemed to be made, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in AEP's Consolidated Financial Statements,
(ii) liabilities or obligations incurred in the ordinary course of business of AEP consistent with past practice since September 30, 1997, (iii) liabilities or obligations the incurrence of which would not have been prohibited by SECTION
6.1 or 6.2(b) had such sections been in effect since September 30, 1997 and (iv) other liabilities and obligations that could not reasonably be expected to have a Material Adverse Effect on AEP.

    SECTION 5.8 NO MATERIAL ADVERSE EFFECT; CONDUCT. (a) MATERIAL ADVERSE CHANGES. Except as set forth in SECTION 5.8(a) of AEP's Disclosure Letter, since September 30, 1997, no event (other than any event that is of general application to the electric utility industry in the United States or the United Kingdom) has occurred that, individually or together with other similar events, has had, and to the Knowledge of AEP, no fact or condition (other than any fact or condition that is of general application to the electric utility industry in the United States or the United Kingdom) exists that could reasonably be expected to have, a Material Adverse Effect on AEP.

    (b) PROSCRIBED CONDUCT. Except as set forth in SECTION 5.8(b) of AEP's Disclosure Letter, during the period from September 30, 1997 to the date of this Agreement, neither AEP nor any of its Subsidiaries has failed to conduct its business in the ordinary course consistent with past practice, other than any conduct that would not have been prohibited by SECTION 6.1 or SECTION 6.2(b) had such sections been in effect since September 30, 1997.

    SECTION 5.9 PERMITS; COMPLIANCE. (a) GENERAL. To the Knowledge of AEP, AEP and its Subsidiaries have obtained all Orders and Permits that are necessary to carry on their businesses as currently conducted, except for any such Orders or Permits that the failure to possess, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on AEP. All such Orders and Permits are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on AEP and no suspension, revocation or cancellation thereof has occurred or, to the Knowledge of AEP, been threatened and there is no action, proceeding or investigation pending or, to the Knowledge of AEP, threatened regarding suspension, revocation or cancellation of any of such Permits or Orders, except where the suspension, revocation or cancellation of such Permits or Orders could not reasonably be expected to have a Material Adverse Effect on AEP.

    (b) COOK NUCLEAR PLANT. A Subsidiary of AEP is the owner of the Cook Nuclear Plant. Except as set forth in SECTION 5.9(b) of AEP's Disclosure Letter, to the Knowledge of AEP, the operations of the Cook Nuclear Plant have at all times been conducted in compliance with applicable health, safety, regulatory and other legal requirements, except where the failure to be so in compliance in the aggregate could not reasonably be expected to have a Material Adverse Effect on AEP. Except as set forth in SECTION 5.9(b) of AEP's Disclosure Letter, to the Knowledge of AEP, the operations of the Cook Nuclear Plant are not the subject of any outstanding notices of violation or requests for information from the NRC or any other agency with jurisdiction over such facility. To the Knowledge of AEP, AEP maintains, and is in compliance with, an emergency plan designed to protect the health and safety of the public in the event of an unplanned release of radioactive materials from the Cook Nuclear Plant, and the NRC has determined that such plan is in compliance with its requirements. To the Knowledge of AEP, liability insurance to the full extent required by law for operating nuclear facilities remains in full force and effect with respect to the Cook Nuclear Plant, and the amount of such insurance has been approved by the NRC. To the Knowledge of AEP, plans for the decommissioning of the Cook Nuclear Plant, and for the storage of spent nuclear fuel, conform with the requirements of applicable law, and the owner of such facility has funded such plans to the extent required by Law.

    SECTION 5.10 LITIGATION; COMPLIANCE WITH LAWS. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of AEP, threatened against AEP or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits or proceedings that (a) are fully and accurately disclosed in AEP's SEC Reports filed with the Commission prior to the date hereof, (b) are set forth in SECTION 5.10 or SECTION 5.14 of AEP's Disclosure Letter or (c) individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on AEP. Except as set forth in SECTION 5.10 of AEP's Disclosure Letter, there are no Material claims pending or, to the Knowledge of AEP, threatened by any Persons against AEP or any of its Subsidiaries for indemnification pursuant to any statute, organizational document, contract or otherwise with respect to any action, suit, investigation or proceeding pending in any Court or before or by any Governmental Authority. Except as set forth in SECTION 5.10 of AEP's Disclosure Letter, AEP and its Subsidiaries are in substantial compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to AEP or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on AEP.

    SECTION 5.11 OWNERSHIP OF COMPANY COMMON STOCK. Neither AEP nor any of its Affiliates "beneficially own" (as such term is defined for purposes of SECTION 13(d) of the Exchange Act) any shares of Company Common Stock.

    SECTION 5.12 EMPLOYEE BENEFIT PLANS. (a) LISTING. Each AEP Benefit Plan is listed in SECTION 5.12(a) of AEP's Disclosure Letter, including, with respect to Terminated AEP Benefit Plans, the date of termination. True and correct copies of each of the following have been made available to the Company with respect to each Current AEP Benefit Plan: (i) the three most recent annual reports (Form
5500) filed with the IRS, (ii) the plan document, (iii) the trust agreement, if any, (iv) the most recent summary plan description if required by ERISA, (v) the three most recent actuarial reports or valuations relating to each Current AEP Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Current AEP Benefit Plan intended to be qualified under SECTION 401 of the Code.

    (b) MATERIAL ADVERSE CHANGES. With respect to each AEP Benefit Plan, no event has occurred and, to the Knowledge of AEP, there exists no condition or set of circumstances in connection with which AEP or any of its Subsidiaries could be subject to any liability under the terms of such AEP Benefit Plan, ERISA, the Code or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on AEP.

    (c) QUALIFIED STATUS OF CURRENT PLANS. Except as set forth in SECTION 5.12(c) of AEP's Disclosure Letter, each Current AEP Benefit Plan intended to be qualified under SECTION 401 of the Code (i) satisfies in form the requirements of such SECTION, (ii) has received a favorable determination letter from the IRS regarding such qualified status, (iii) has not, since receipt of the most recent favorable determination letter, been amended, and, (iv) to the Knowledge of AEP, has not been operated in a way that would adversely affect its qualified status.

    (d) NO TERMINATION OF CURRENT PLANS. Except as set forth in SECTION 5.12(d) of AEP's Disclosure Letter, there has been no termination or partial termination of any Current AEP Benefit Plan within the meaning of SECTION 411(d)(3) of the Code.

    (e) TERMINATED PLANS. Any Terminated AEP Benefit Plan intended to have been qualified under SECTION 401 of the Code received a favorable determination letter from the IRS with respect to its termination.

    (f) CLAIMS. There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of AEP, threatened against, or with respect to, any AEP Benefit Plan or its assets that could reasonably be expected to have a Material Adverse Effect on AEP and, to the Knowledge of AEP, no facts or circumstances exist that could give rise to any such actions, suits or claims.

    (g) PENDING MATTERS. To the Knowledge of AEP, there is no matter pending (other than routine qualification determination filings) with respect to any AEP Benefit Plan before the IRS, the Department of Labor, the PBGC or other Government Authority.

    (h) TIMELY CONTRIBUTIONS. All contributions required to be made to AEP Benefit Plans pursuant to their terms and the provisions of ERISA, the Code or any applicable Law have been timely made.

    (i) CURRENT PLANS SUBJECT TO TITLE IV OF ERISA. As to each Current AEP Benefit Plan subject to Title IV of ERISA, (i) there has been no event or condition that presents a significant risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of
SECTION 302 of ERISA or SECTION 412 of the Code has been incurred, (iii) no reportable event within the meaning of SECTION 4043 of ERISA (for which the disclosure requirements of Regulation section 4043.1 et seq. promulgated by the PBGC have not been waived) has occurred within six years prior to the date of this Agreement, (iv) no notice of intent to terminate such Benefit Plan has been given under SECTION 4041 of ERISA, (v) no proceeding has been instituted under
SECTION 4042 of ERISA to terminate such

Benefit Plan, (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments) and (vii) the assets of such Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of SECTION 4041 of ERISA, under such Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

    (j) EXCESS PARACHUTE PAYMENTS. Except as set forth in SECTION 5.12(j) of AEP's Disclosure Letter, in connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefit or provision of other rights have been or will be made under any Current AEP Benefit Plan that could be reasonably be expected to be nondeductible under SECTION 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

    (k) NO REQUIRED INCREASE IN CONTRIBUTIONS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require AEP or any of its Subsidiaries to make a larger contribution to, or pay greater benefits or provide other rights under, any Current AEP Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered or
(ii) create or give rise to any additional vested rights or service credits under any Current AEP Benefit Plan, whether or not some other subsequent action or event would be required to cause such creation or acceleration to be triggered.

    (l) INTENTIONALLY OMITTED.

    (m) RETIREE BENEFITS. Except as set forth in SECTION 5.12(m) of AEP's Disclosure Letter, no Current AEP Benefit Plan (other than an AEP Benefit Plan maintained outside the United States that is either fully insured or fully funded through a retirement plan) provides retiree medical or retiree life insurance benefits to any Person and neither AEP nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of SECTIONs 601 through 608 of ERISA and SECTION 4980B of the Code.

    (n) MULTIEMPLOYER PLANS. Except as set forth in SECTION 5.12(n) of AEP's Disclosure Letter, neither AEP nor any member of its Controlled Group contributes or has an obligation to contribute, and has not within six years prior to the date of this Agreement contributed, had an obligation to contribute, or had any other liability to a multiemployer plan within the meaning of SECTION 3(37) of ERISA. Neither AEP nor any member of its Controlled Group participate in any multiemployer plan with withdrawal liability on the date hereof which could reasonably be expected to have a Material Adverse Effect on AEP.

    (o) COLLECTIVE BARGAINING CONTRACTS. Except as set forth in SECTION 5.12(o) of AEP's Disclosure Schedule, (i) no collective bargaining agreement is being negotiated by AEP or any of its Subsidiaries, (ii) there is no pending or, to the Knowledge of AEP, threatened labor dispute, strike or work stoppage against AEP or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on AEP, (iii) to the Knowledge of AEP, neither AEP or any of its Subsidiaries nor any representative or employee of AEP or any of its Subsidiaries has in the United States committed any Material unfair labor practices in connection with the operation of the business of AEP and its Subsidiaries, and (i) there is no pending or, to the Knowledge of AEP, threatened charge or complaint against AEP or any of its Subsidiaries by the National Labor Relations Board or any comparable agency of any state of the United States.

    SECTION 5.13 TAXES. (a) TAX RETURNS AND TAXES. Except for such matters as could not reasonably be expected to have a Material Adverse Effect on AEP, (i) all Tax Returns that are required to be filed by or with respect to AEP or any of its Subsidiaries on or before the Effective Time have been or will be timely filed, (ii) all Taxes that are due and payable by AEP or any of its Subsidiaries on or before the Effective Time have been or will be timely paid in full or adequate reserves have been established for the payment of such Taxes, (iii) all withholding Tax requirements imposed on or with respect to AEP or any of its

Subsidiaries and that are required to be satisfied at or before the Effective Time have been or will be satisfied in full in all respects and (iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any Tax by AEP or any of its Subsidiaries.

    (b) AUDITS. Except as set forth in SECTION 5.13(b) of AEP's Disclosure Letter, all Material Tax Returns required to be filed by AEP or any of its Subsidiaries have been audited (and such audit has become final) by the applicable Governmental Authority or the applicable statute of limitations has expired for the period covered by such Tax Returns.

    (c) EXTENSION OF TIME. Except as set forth in SECTION 5.13(c) of AEP's Disclosure Letter, there is not in force any extension of time with respect to the due date for the filing of any Material Tax Return required to be filed by AEP or any of its Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any Tax Return filed, or required to be filed, by AEP or any of its Subsidiaries.

    (d) CLAIMS. No Material issues have been raised by any Taxing authority in connection with the audit or examination of any Tax Return filed, or required to be filed, by AEP or any of its Subsidiaries, and there is no claim against AEP or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on AEP.

    (e) AFFILIATED GROUP. Except as set forth in SECTION 5.13(e) of AEP's Disclosure Letter, none of AEP and its Subsidiaries, during the last ten years, has been a member of an affiliated group filing a consolidated Federal income Tax Return other than an affiliated group of which AEP is the common parent.

    SECTION 5.14 ENVIRONMENTAL MATTERS. Except for matters disclosed in SECTION
5.14 of AEP's Disclosure Letter, or matters disclosed in AEP's SEC Reports filed with the Commission prior to the date hereof, and except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on AEP, (a) the properties, operations and activities of AEP and its Subsidiaries are in compliance with all applicable Environmental Laws; (b) AEP and its Subsidiaries and the properties and operations of AEP and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of AEP, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Permits, if any, required to be obtained or filed by AEP or any of its Subsidiaries under any Environmental Law in connection with the business of AEP and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect; (d) to the Knowledge of AEP, there has been no release of any hazardous substance, pollutant or contaminant into the environment by AEP or its Subsidiaries or in connection with their properties or operations; (e) to the Knowledge of AEP, there has been no exposure of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of AEP and its Subsidiaries; and (f) AEP and its Subsidiaries have made available to the Company all internal and external environmental audits and studies and all correspondence on substantial environmental matters (in each case relevant to AEP or any of its Subsidiaries) in the possession of AEP or its Subsidiaries.

    SECTION 5.15 INSURANCE. AEP and its Subsidiaries own and are, and have been continuously since January 1, 1993, beneficiaries under all such insurance policies underwritten by reputable insurers that, as to risks insured, coverages and related limits and deductibles, are customary in the industries in which AEP and its Subsidiaries operate. Except as disclosed in SECTION 5.15 of AEP's Disclosure Letter, neither AEP nor any of it Subsidiaries has received any notice of cancellation or termination of any Material insurance policy as to which it is a named beneficiary. All Material insurance policies of AEP and its Subsidiaries are valid and enforceable against the underwriters thereof in accordance with their terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

    SECTION 5.16 POOLING; TAX MATTERS. Neither AEP nor, to the Knowledge of AEP, any of its Affiliates has taken or agreed to take any action that would prevent the Merger from being treated as a "pooling of interests" in accordance with generally accepted accounting principles and the Regulations of the Commission or from constituting a reorganization within the meaning of section 368(a) of the Code.

    SECTION 5.17 AFFILIATES. SECTION 5.17 of AEP's Disclosure Letter contains a true and complete list of all Persons who, to the Knowledge of AEP, may be deemed to be "affiliates" of AEP as such term is used under Rule 145 under the Securities Act, including all directors and executive officers of AEP.

    SECTION 5.18 OPINION OF FINANCIAL ADVISOR. AEP has received the opinion of Salomon Smith Barney on the date of this Agreement to the effect that the consideration to be paid by AEP in the Merger is fair, from a financial point of view, to AEP.

    SECTION 5.19 BROKERS. Except as set forth in SECTION 5.19 of AEP's Disclosure Letter, no broker, finder or investment banker (other than Salomon Smith Barney) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AEP. Prior to the date of this Agreement, AEP has made available to the Company complete and correct copies of all agreements between AEP and Salomon Smith Barney pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

    SECTION 5.20 VOTE REQUIRED. The affirmative vote of holders of a majority of the outstanding shares of AEP Common Stock is the only vote of holders of any class or series of capital stock of AEP necessary to approve the amendment to the restated certificate of incorporation of AEP in order to increase the number of authorized shares of AEP Common Stock to be issued in the Merger (the "Charter Amendment"); and the affirmative vote of holders of shares of AEP Common Stock representing a majority of the total votes cast at a meeting of the holders of outstanding shares of AEP Common Stock is the only vote of the holders of any class or series of AEP capital stock necessary under the rules of the NYSE to approve the issuance of shares of AEP Common Stock to be issued in the Merger (the "Share Issuance"). Such votes of the holders of shares of AEP Common Stock necessary to approve the Charter Amendment and the Share Issuance are hereinafter collectively referred to as the "Required AEP Vote" and are the only votes of the holders of any class or series of capital stock of AEP or its Subsidiaries required to approve the Merger, this Agreement or the transactions contemplated hereby, except for the vote of AEP as the sole stockholder of Newco. AEP, in its capacity as sole stockholder of Newco, has approved this Agreement and the transactions contemplated hereby.

    SECTION 5.21 NO BUSINESS ACTIVITIES. Newco was organized solely for the purpose of the transactions contemplated hereby and has not conducted any activities other than in connection with the organization of Newco, the negotiation and execution of this Agreement and the consummation of the transaction contemplated hereby. Newco has no Subsidiaries.

                                   ARTICLE VI
                                   COVENANTS

    SECTION 6.1 AFFIRMATIVE COVENANTS. Each of the Company and AEP hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the other, it will and will cause its Subsidiaries to:

        (a) operate its business in the ordinary course consistent with past or then current industry practices;

        (b) use all commercially reasonable efforts to preserve substantially intact its business organization and goodwill, maintain its rights and franchises, retain the services of its respective key employees and maintain its goodwill and relationships with its respective customers and suppliers;

        (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice;

        (d) use all commercially reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

        (e) use all commercially reasonable efforts to maintain in effect all existing Orders and Permits pursuant to which such party or its Subsidiaries operate, and timely to apply for and obtain any additional Orders and Permits that are or will be required for the current or currently planned operations of such party or its Subsidiaries; and

        (f) consult and confer with one another on a frequent and reasonable basis in order to ensure compliance with the covenants contained in this Agreement and otherwise as necessary to consummate and make effective the transactions contemplated by this Agreement, provided, that, except as otherwise expressly set forth herein, AEP and the Company shall each retain discretion and control over its affairs;

except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company or AEP, as the case may be, provided, that, no action by the Company or its Subsidiaries or AEP or its Subsidiaries, as the case may be, with respect to matters specifically addressed by any provision of Section 6.2 shall be deemed a breach of this Section 6.1 unless such action would constitute a breach of one or more of such provisions of Section 6.2.

    SECTION 6.2 NEGATIVE COVENANTS. (a) COMPANY COVENANTS. The Company covenants and agrees that, except as expressly otherwise contemplated by this Agreement or Section 6.2(a) of the Company's Disclosure Letter or otherwise consented to in writing by AEP, which consent shall not be unreasonably withheld, from the date of this Agreement until the Closing, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

        (i) (A) increase the compensation payable to or to become payable to any director or executive officer; (B) grant any severance or termination pay;
    (C) amend or otherwise modify the terms of any outstanding options, warrants or rights, the effect of which shall be to make such terms more favorable to the holders thereof; (D) take any action to accelerate the vesting of any outstanding Company stock options; (E) amend or take any other actions to increase the amount or accelerate the payment or vesting of any benefit under any Benefit Plan (including the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of such party or upon a filing under
    Section 13(d) or 14(d) of the Exchange Act with respect to such party), or
    (F) contribute, transfer or otherwise provide any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance, or other change in control agreement;

    except (i) pursuant to any contract, agreement or other legal obligation of the Company or any of its Subsidiaries existing at the date of this Agreement, (ii) increases in salary payable or to become payable upon promotion to an office having greater operational responsibilities, (iii), in the case of severance or termination payments, pursuant to the severance policy of the Company or its Subsidiaries existing at the date of this Agreement, (iv) in the case of options, warrants, rights or Benefit Plans, amendments required by ERISA or other applicable law and (v) except with respect to the management employees of the Company who are parties to Change of Control Agreements with the Company on the date hereof, any such increase, grant, amendment, modification or action in the ordinary course of business consistent with past practice;

        (ii) (A) enter into any employment or severance agreement with, any director, officer or employee, either individually or as part of a class of similarly situated persons or (B) establish, adopt or enter into any new Benefit Plan; except employment and severance agreements entered into for the benefit of any newly employed or promoted officers or employees, in which case, the terms of such agreements shall be reasonably consistent with those existing at the date of such employment and except for Company Benefit Plans relating to health and life insurance benefits established, adopted or entered into in the ordinary course of business consistent with past practice;

       (iii) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock of the Company or any Significant Subsidiary, except (A) dividends declared and paid by the Company with respect to the outstanding Company Common Stock at approximately the same times and at a rate per share of Company Common Stock not to exceed the rate per share of Company Common Stock as were declared and paid during the year ending December 31, 1997 and (B) dividends and distributions by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company and (C) dividends and distributions declared and paid with respect to outstanding shares of preferred stock or similar obligations of the Company's Subsidiaries;

        (iv) (A) redeem, purchase or acquire any outstanding Equity Securities of the Company or any of its Significant Subsidiaries other than redemptions, repurchases and other acquisitions of Equity Securities in the ordinary course of business consistent with past practice and that will not cause a failure of the condition contained in Section 8.1(e) to be satisfied, including purchases, redemptions and other acquisitions (1) in connection with the administration of employee benefit, direct stock purchase and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans, (2) required by the respective terms of any Equity Security, (3) in connection with the refunding of preferred Equity Securities or through the issuance of additional preferred Equity Securities or indebtedness, as the case may be, at a lower cost of funds (calculating such cost on an aggregate after-tax basis) or through the issuance of indebtedness not prohibited by Section 6.2(a)(xi), (4) of Company Common Stock in the open market to fund up to $10,000,000 in any fiscal year of any acquisitions not prohibited by Section 6.2(a)(vii), (5) in intercompany transactions and (6) by the Company or any of its wholly-owned Subsidiaries directly from any wholly-owned Subsidiary of the Company in exchange for capital contributions or loans to such Subsidiary); or (B) split, combine or reclassify the Company Common Stock or effect any recapitalization of the Company;

        (v) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant, of any Equity Securities of the Company or any of its Significant Subsidiaries; except issuances of (A) Company Common Stock (1) upon the exercise of Company stock options outstanding at the date of this Agreement in accordance with the terms thereof, (2) upon the expiration of any restrictions upon issuance of any grant existing at the date of this Agreement of restricted stock or stock bonus pursuant to the terms of any Benefit Plans of the Company or any of its Subsidiaries or (3) periodically pursuant to the terms of any Benefit Plans of the Company or any of its Subsidiaries; and (B) preferred stock or similar securities of any Subsidiary for the purpose of financing investments or capital expenditures not prohibited under this Agreement or refinancing existing indebtedness or preferred stock or similar obligations of such Subsidiary;

        (vi) grant any Lien (other than Permitted Encumbrances) with respect to any shares of capital stock of, or other equity interests in, any Significant Subsidiary of the Company owned beneficially by the Company or any other Subsidiary of the Company;

       (vii) acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner acquiring, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets of any other Person; except (A) the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past or then standard industry practice, (B) acquisitions of equity interests, assets (excluding the acquisition of assets permitted in clause (A) above) and businesses related to the core domestic and U.K. regulated businesses in which the Company and its Subsidiaries are currently engaged (the "Company Core Businesses") the fair market value of the total consideration (including the value of indebtedness (other than non-recourse indebtedness) or other liability acquired or assumed) for which does not exceed 105% of the amount budgeted by the Company for such acquisitions as set forth in Section 6.2(a)(vii) of the Company's Disclosure Letter and (C) in connection with a Company Permitted Transaction;

      (viii) except in connection with Company Permitted Transactions or as required by Law, sell, lease, exchange or otherwise dispose of, or grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Company or any of its Subsidiaries that are Material to the Company, except dispositions of assets other than generation assets and inventories in the ordinary course of business and consistent with past practice;

        (ix) adopt any amendments to its charter or bylaws or other organizational documents that could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement;

        (x) (A) change any of its methods of accounting in effect at September 30, 1997, except as may comply with GAAP, (B) make or rescind any election relating to Taxes that are Material to the Company (other than any election that must be made periodically and that is made consistent with past practice) or (C) change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns for the taxable year ending December 31, 1996, except, in the case of each of clauses (A), (B) and (C), as may be required by Law and, in the case of clause (C), for matters that could not reasonably be expected to have a Material Adverse Effect on the Company;

        (xi) except in connection with a Company Permitted Transaction or as required by Law, incur any obligations for borrowed money or purchase money indebtedness that are Material to the Company, whether or not evidenced by a note, bond, debenture or similar instrument, except (A) drawings under credit lines existing at the date of this Agreement or renewals or replacements thereof, (B) obligations evidenced by debt securities issued by a Subsidiary of the Company for the purpose of financing investments or capital expenditures permitted under this Agreement or refinancing existing indebtedness or preferred stock obligations of such Subsidiary and (C) indebtedness incurred in the ordinary course of business consistent with past or then standard industry practice;

       (xii) unless required by the terms thereof, release any third Person from its obligations under any existing standstill agreement or similar agreement whether included in a confidentiality agreement or otherwise;

      (xiii) except in connection with a Company Permitted Transaction or as required by Law, enter into any Material Contract with any third Person (other than customers and vendors in the ordinary course of business) that provides for an exclusive arrangement with that third Person or is substantially more restrictive on the Company or any of its Subsidiaries or substantially less advantageous to the Company or any of its Subsidiaries than Material Contracts existing on the date hereof;

       (xiv) except in connection with a Company Permitted Transaction or as required by Law, make capital and non-fuel operational and maintenance expenditures relating to the Company Core Businesses in excess of 105% of the amount budgeted by the Company for capital and non-fuel operational and maintenance expenditures as set forth in Section 6.2(a)(vii) of the Company's Disclosure Letter;

       (xv) except pursuant to any contract, agreement or other legal obligation of the Company or any of its Subsidiaries existing at the date of this Agreement, make, or commit to make, any investments in, or loans or capital contributions to, or to undertake any guarantees or other obligations with respect to, any joint venture (whether organized as a corporation, partnership or other legal entity) in excess of 105% of the amount budgeted by the Company for such investments relating to the Company Core Businesses as set forth in Section 6.2(a)(vii) of the Company's Disclosure Letter or in connection with a Company Permitted Transaction; or

       (xvi) agree in writing or otherwise to do any of the foregoing.

    (b) AEP COVENANTS. AEP covenants and agrees that, except as expressly contemplated by this Agreement or Section 6.2(b) of AEP's Disclosure Letter or otherwise consented to in writing by the Company, which consent shall not be unreasonably withheld, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

        (i) (A) increase the compensation payable to or to become payable to any director or executive officer; (B) grant any severance or termination pay;
    (C) amend or otherwise modify the terms of any outstanding options, warrants or rights, the effect of which shall be to make such terms more favorable to the holders thereof; (D) amend or take any other actions to increase the amount or accelerate the payment or vesting of any benefit under any Benefit Plan (including the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of such party or upon a filing under Section 13(d) or 14(d) of the Exchange Act with respect to such party); except (i) pursuant to any contract, agreement or other legal obligation of AEP or any of its Subsidiaries existing at the date of this Agreement, (ii) increases in salary payable or to become payable upon promotion to an office having greater operational responsibilities, (iii), in the case of severance or termination payments, pursuant to the severance policy of AEP or its Subsidiaries existing at the date of this Agreement, (iv) in the case of options, warrants, rights or Benefit Plans, amendments required by ERISA or other applicable law and (v) any (including incentive) increase, grant, amendment, modification or action in the ordinary course of business consistent with past practice;

        (ii) (A) enter into any employment or severance agreement with, any director, officer or employee, either individually or as part of a class of similarly situated persons or (B) establish, adopt or enter into any new Benefit Plan; except (1) employment and severance agreements entered into for the benefit of any newly employed or promoted officers or employees, in which case, the terms of such agreements shall be reasonably consistent with those existing at the date of such employment, (2) that AEP may modify or enter into severance arrangements with management employees, which arrangements provide a level of severance benefits to such management employees generally comparable to the level of severance benefits which are, on the date of this Agreement, provided to similarly situated employees of the Company and (3) for AEP Benefit Plans relating to health and life insurance benefits established, adopted or entered into in the ordinary course of business consistent with past practice;

       (iii) declare or pay any dividend on, or to make any other distribution in respect of, outstanding shares of capital stock of AEP or any Significant Subsidiary (other than Yorkshire), except (A) dividends declared and paid by AEP with respect to the outstanding AEP Common Stock at approximately the same times and rates and at a rate per share of AEP Common Stock not less than the rate per share of AEP Common Stock as were declared and paid during the year ended December 31, 1997 and (B) dividends and distributions by a wholly owned Subsidiary of AEP to AEP or another wholly owned Subsidiary of AEP and (C) dividends and distributions declared and paid with respect to outstanding shares of preferred stock or similar obligations of AEP's Subsidiaries.

        (iv) (A) redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of AEP or any of its Significant Subsidiaries other than redemptions, repurchases and other acquisitions of Equity Securities in the ordinary course of business consistent with past practice which will not cause a failure of the condition contained in
    Section 8.1(e) to be satisfied, including purchases, redemptions and other acquisitions (1) in connection with the administration of employee benefit; direct stock purchase and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans, (2) required by the respective terms of any Equity Security, (3) in connection with the refunding of preferred Equity Securities or through the issuance of additional preferred Equity Securities or indebtedness, as the case may be, at a lower cost of funds (calculating such cost on an aggregate after-tax basis) or through the issuance of indebtedness not prohibited by Section 6.2(b)(xi), (4) of AEP Common Stock in the open-market to fund up to $10,000,000 in any fiscal year of any acquisitions not prohibited by Section 6.2(b)(vii), (5) in intercompany transactions and (6) by AEP or any of its wholly-owned Subsidiaries directly from any wholly-owned Subsidiary of AEP in exchange for capital contributions or loans to such Subsidiary; or (B) split, combine or reclassify AEP Common Stock or effect any recapitalization of AEP;

        (v) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant, of any Equity Securities of AEP or any of its Significant Subsidiaries; except issuances of (A) AEP Common Stock (1) upon the expiration of any restrictions upon issuance of any grant existing at the date of this Agreement of restricted stock or stock bonus pursuant to the terms of any Benefit Plans of AEP or any of its Subsidiaries or (2) periodically pursuant to the terms of any Benefit Plans of AEP or any of its Subsidiaries; (B) preferred stock or similar securities of any Subsidiary for the purpose of financing investments or capital expenditures not prohibited under this Agreement or refinancing existing indebtedness or preferred stock or similar obligations of such Subsidiary and (C) issuances of a number of shares of AEP Common Stock not in excess of 10% of the number of shares represented to be outstanding in Section 5.3 hereof;

        (vi) grant any Lien (other than Permitted Encumbrances) with respect to any shares of capital stock of, or other equity interests in, any Significant Subsidiary of AEP owned beneficially by AEP or any other Subsidiary of AEP;

       (vii) acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner acquiring, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets of any other Person; except (A) the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past or then standard industry practice and (B) acquisitions of equity interests, assets (excluding the acquisition of assets permitted in clause (A) above) and businesses related to the energy sector the fair market value of the total consideration (including the value of indebtedness (other than non-recourse indebtedness) or other liability acquired or assumed) for which does not exceed $2.5 billion in the aggregate (which amount shall be reduced by the amount permitted and expended for (x) capital expenditures (other than relating to the core domestic and United Kingdom regulated utility business in which AEP and its Subsidiaries are currently engaged (the "AEP Core Businesses")) pursuant to Section 6.2(b)(xiv) and (y) joint ventures pursuant to Section 6.2(b)(xv);

      (viii) sell, lease, exchange or otherwise dispose of, or grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of AEP or any of its Subsidiaries that are Material to AEP, except (A) dispositions of assets other than generation assets and inventories in the ordinary course of business and consistent with past practice, (B) divestitures of non-AEP Core Businesses and (C) except as required by Law;

        (ix) adopt any amendments to its charter or bylaws or other organizational documents that could reasonably be expected to have a material adverse effect on the ability of AEP to perform its obligations under this Agreement;

        (x) (A) change any of its methods of accounting in effect at September 30, 1997, except as may be required to comply with GAAP, (B) make or rescind any election relating to Taxes that are Material to AEP (other than any election that must be made periodically and that is made consistent with past practice) or (C) change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns for the taxable year ending December 31, 1996, except, in the case of each of clauses (A), (B) and (C), as may be required by Law and, in the case of clause (C), for matters that could not reasonably be expected to have a Material Adverse Effect on AEP;

        (xi) except as required by Law, incur any obligations for borrowed money or purchase money indebtedness that are Material to AEP, whether or not evidenced by a note, bond, debenture or similar instrument, except (A) drawings under credit lines existing at the date of this Agreement or renewals or replacements thereof, (B) obligations evidenced by debt securities issued by a Subsidiary of AEP for the purpose of financing investments or capital expenditures permitted under this Agreement or refinancing existing indebtedness or preferred stock obligations of such Subsidiary, (C) purchase money indebtedness as to which Liens may be granted as permitted by Section 6.2(b)(vi), (D) indebtedness incurred in the ordinary course of business consistent with past practice and (E) indebtedness not in excess of $2.0 billion in the aggregate (in addition to the aggregate amount budgeted for indebtedness by AEP as set forth in
    Section 6.2(b)(xi) of AEP's Disclosure Letter);

       (xii) unless required by the terms thereof, release any third Person from its obligations under any existing standstill agreement or similar agreement whether included in a confidentiality agreement or otherwise;

      (xiii) except as otherwise required by Law, enter into any Material Contract with any third Person (other than customers and vendors in the ordinary course of business) that provides for an exclusive arrangement with that third Person or is substantially more restrictive on AEP or any of its Subsidiaries or substantially less advantageous to AEP or any of its Subsidiaries than Material Contracts existing on the date hereof;

       (xiv) other than with respect to the AEP Core Businesses or except as required by Law, make capital expenditures in excess of $2.5 billion less the amounts permitted and expended in connection with acquisitions and joint ventures pursuant to Section 6.2(b)(vii) and Section 6.2(b)(xv);

       (xv) except pursuant to any contract, agreement or other legal obligation of AEP or its Subsidiaries existing at the date of this Agreement, make or commit to make, any investments in, or loans or capital contributions to, or to undertake any guarantees or other obligations with respect to, any joint venture in excess of $2.5 billion (which amount shall be reduced by any amounts permitted and expended for capital expenditures (other than with respect to the AEP Core Businesses)) and acquisitions as set forth in
    Section 6.2(b)(xiv) and 6.2(b)(vii); or

       (xvi) agree in writing or otherwise to do any of the foregoing.

    SECTION 6.3 ACCESS AND INFORMATION. AEP and the Company shall each, and shall each cause its Subsidiaries to, (i) afford to the other party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives" of such party) reasonable access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its Subsidiaries and to their books and records and (ii) furnish promptly to the other party and its Representatives such information concerning the business, properties, contracts, records and personnel of the furnishing party and its Subsidiaries (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the other party. All documents furnished pursuant to this Section 6.3 shall be subject to the Confidentiality Agreement.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    SECTION 7.1 MEETING OF AEP STOCKHOLDERS. AEP shall, promptly after the date of this Agreement, take all actions necessary in accordance with Law, the rules of the NYSE and its certificate of incorporation and bylaws to convene a special meeting of AEP's stockholders for the purpose of obtaining the Required AEP Vote (together with any adjournments thereof, the "AEP Stockholders' Meeting"), and AEP shall consult with the Company in connection therewith. Subject to Section 7.19, AEP shall take all commercially reasonable action to solicit from stockholders of AEP proxies in favor of the Share Issuance and the Charter Amendment and to secure the Required AEP Vote and the Board of Directors of AEP shall recommend approval of the Share Issuance and the Charter Amendment by the stockholders of AEP.

    SECTION 7.2 MEETING OF COMPANY STOCKHOLDERS. The Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with Law, the rules of the NYSE and its certificate of incorporation and bylaws to convene a special meeting of the Company's stockholders to consider approval and adoption of this Agreement and the Merger (together with any adjournments thereof, the "Company Stockholders' Meeting"), and the Company shall consult with AEP in connection therewith. Subject to Section 7.19, the Company shall take all commercially reasonable action to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the Required Company Vote and the Board of Directors of the Company shall recommend approval of the transactions contemplated by this Agreement by the stockholders of the Company.

    SECTION 7.3 REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS. (a) JOINT PROXY STATEMENT/PROSPECTUS. As promptly as practicable after the execution of this Agreement, the parties shall prepare and file with the Commission the registration statement on form S-4 to be filed with the Commission in connection with the issuance of shares of AEP common stock in the Merger (the "Registration Statement") and the joint proxy statement relating to the meetings of AEP's and the Company's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto effected prior to the effective date of the Registration Statement, the "Joint Proxy Statement/Prospectus"). The Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the Regulations thereunder. Each of the AEP Companies and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with the preparation and filing of the Joint Proxy Statement/Prospectus. Each of the AEP Companies and the Company will use all commercially reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable Federal or state securities Laws in connection with the issuance of shares of AEP Common Stock in the Merger (other than qualifying to do business in any jurisdiction in which they are currently not so qualified). As promptly as practicable after the Registration Statement shall have become effective, (x) AEP shall mail the Joint Proxy Statement/Prospectus to its stockholders entitled to notice of and to vote at the AEP

Stockholders' Meeting and (y) the Company shall mail the Joint Proxy Statement/Prospectus to its stockholders entitled to notice of and to vote at the Company Stockholders' Meeting.

    (b) COMPANY INFORMATION. The information supplied by the Company for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus shall not, at the date of the mailing of the Joint Proxy Statement/Prospectus (or any supplement thereto) and at the time of the AEP Stockholders' Meeting or of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly inform AEP. All documents that the Company is responsible for filing with the Commission in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the Regulations thereunder and the Exchange Act and the Regulations thereunder.

    (c) THE AEP COMPANIES INFORMATION. The information supplied by the AEP Companies for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by AEP for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus shall not, at the date of the mailing of the Joint Proxy Statement/Prospectus (or any supplement thereto), at the time of the AEP Stockholders' Meeting or the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to AEP or any of its Subsidiaries, or to their respective officers or directors, should be discovered by AEP that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, AEP shall promptly inform the Company. All documents that the AEP Companies are responsible for filing with the Commission in connection with the transactions contemplated hereby shall comply as to form in all material respects with the applicable requirements of the Securities Act and the Regulations thereunder and the Exchange Act and the Regulations thereunder.

    SECTION 7.4 APPROPRIATE ACTION; CONSENTS; FILINGS. (a) APPLICATIONS. Each of the Company and AEP shall consult with one another, coordinate with respect to, and use all commercially reasonable efforts (i) subject to Section 7.19, to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental Authorities any Permits or Orders required to be obtained by AEP or the Company or any of their Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable Federal or state securities Laws, (B) the Holding Company Act, (C) the Federal Power Act, (D) the Atomic Energy Act, (E) the applicable State Regulatory Acts, (F) the HSR Act and (G) any other applicable Law; provided that AEP and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith, and provided further that, except as otherwise expressly provided herein, each party shall retain discretion and control over its affairs. The Company and AEP shall furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable Regulations of any Governmental Authority in connection with the transactions contemplated by this Agreement.

    (b) REGULATORY PLANS. The Company and AEP have jointly retained Vinson & Elkins L.L.P. and Simpson Thacher & Bartlett to assist the parties in developing and implementing a collaborative regulatory plan in connection with the transactions contemplated hereby.

    (c) COOPERATION. AEP and the Company agree to cooperate and use all commercially reasonable efforts to resist or resolve any action including legislative, administrative or judicial action and to have vacated or overturned any Order of any Court or Governmental Authority that is in effect and that prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that in no event shall either party take, or be required to take, any action that could reasonably be expected to have a Material Adverse Effect on AEP, the Company or the Combined Companies. Both parties shall consult on a reasonable and frequent basis regarding matters relating to the operations of AEP and the Company prior to Closing, provided, that, except as otherwise expressly set forth herein, AEP and the Company shall each retain discretion over their own affairs.

    (d) THIRD PARTY CONSENTS. (i) Each of the Company and AEP shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all commercially reasonable efforts to obtain any consents from third Persons (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Material Adverse Effect on the Company or AEP from occurring prior to the Effective Time or a Material Adverse Effect on the Combined Companies from occurring after the Effective Time (the "Third Party Consents").

    (ii) If any party shall fail to obtain any consent from a third Person described in subsection (d)(i) above, such party shall use all commercially reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and AEP, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

    SECTION 7.5 AFFILIATES; POOLING; TAX TREATMENT. (a) AFFILIATES. Each of the Company and AEP shall use all commercially reasonable efforts to cause Persons (other than Subsidiaries) who are, or who become "affiliates," as such term is used in Rule 145 under the Securities Act, of the Company or AEP, as the case may be, after the date of this Agreement but prior to the date of the Company Stockholders' Meeting or the AEP Stockholders' Meeting, as the case may be, to execute and deliver a letter agreement substantially in the form of Annex B or Annex C hereto, as the case may be, not later than 10 days prior to the date of such meeting.

    (b) EFFECTIVE REGISTRATION STATEMENT. AEP shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of the Company who may be Affiliates of the Company pursuant to Rule 145 under the Securities Act.

    (c) POOLING. Each party hereto shall use all commercially reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction, and shall not take, and shall use all commercially reasonable efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.

    (d) TAX REORGANIZATION. Each party hereto shall use all commercially reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all commercially reasonable efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

    SECTION 7.6 PUBLIC ANNOUNCEMENTS. AEP and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

    SECTION 7.7 NYSE LISTING. AEP shall use all commercially reasonable efforts to cause the shares of AEP Common Stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the NYSE prior to the Effective Time.

    SECTION 7.8 COMPANY RIGHTS AGREEMENT. The Company shall take all action (including, if necessary, amending such Rights Agreement) so that the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Company Rights Agreement or enable or require any outstanding rights to be exercised, distributed or triggered.

    SECTION 7.9 COMFORT LETTERS. (a) AEP LETTER. AEP shall use all commercially reasonable efforts to cause Deloitte & Touche L.L.P. to deliver a letter dated as of the date of mailing of the Joint Proxy Statement/Prospectus, and addressed to AEP and the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed upon procedures letters delivered by independent public accounts in connection with registration statements and proxy statements similar to the Joint Proxy Statement/Prospectus.

    (b) COMPANY LETTER. The Company shall use all commercially reasonable efforts to cause Arthur Andersen LLP to deliver a letter dated as of the date of mailing of the Joint Proxy Statement/Prospectus, and addressed to the Company and AEP, in form and substance reasonably satisfactory to AEP and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Joint Proxy Statement/Prospectus.

    SECTION 7.10 STOCK OPTIONS; EMPLOYEE BENEFIT PLANS. (a) STOCK-BASED COMPENSATION.

        (i) STOCK OPTIONS. AEP agrees to assume, effective as of the Effective Time, each option to purchase shares of Company Common Stock granted under the Company's 1992 Long-term Incentive Plan or Directors' Compensation Plan (an "Outstanding Option") (whether or not vested) which remains as of such time unexercised in whole or in part and to substitute AEP Common Stock as purchasable under such assumed option ("Assumed Option"), with such assumption and substitution to be effected as follows:

           (A) The Assumed Option shall not give the optionee additional benefits which he did not have under the Outstanding Option before such assumption;

           (B) The number of shares of AEP Common Stock purchasable under any Assumed Option shall be equal to the number of whole shares of AEP Common Stock that the holder of the Outstanding Option being assumed would have received upon consummation of the Merger had such Outstanding Option been exercised in full prior to the Merger;

           (C) The per share option price of the Assumed Option shall be equal to the per share option price of the Outstanding Option divided by the Common Stock Exchange Ratio; and

           (D) The Assumed Option shall provide the optionee with the same benefit rights which he had under the Outstanding Option before such assumption.

    Notwithstanding the foregoing, in the case of any Outstanding Option to which section 421 of the Code applies by reason of the qualification under section 422 of the Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall comply with section 424(a) of the Code. As soon as practicable after the Effective Time, AEP shall deliver to the holders of the Outstanding Options appropriate agreements evidencing its assumption of such options.

        (ii) OTHER STOCK-BASED COMPENSATION. Effective as of the Effective Time, AEP agrees to assume the Company's 1992 Long-Term Incentive Plan and Director's Compensation Plan with respect to any stock-based compensation (other than the Outstanding Options) payable in the form of Company Common Stock as a result of the Merger ("Other Compensation"), and to substitute shares of AEP Common Stock with respect to such assumed Other Compensation. The number of shares of AEP Common Stock issuable with respect to such Other Compensation shall be equal to the number of whole shares of AEP Common Stock that the holder of Other Compensation being assumed would have received upon consummation of the Merger had such Other Compensation been paid in full prior to the Merger.

On or prior to the Effective Time, the Company shall take or cause to be taken all such actions, reasonably satisfactory to AEP, as may be necessary or desirable in order to authorize the transactions contemplated by subsections (i) and (ii) above. Further, AEP shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of AEP Common Stock for delivery upon exercise of the Company Outstanding Options or issuance of the Company Other Compensation assumed by AEP pursuant to subsections (i) and (ii) above. Prior to the Effective Time, AEP shall file one or more registration statements on Form S-8 (or any successor or other appropriate forms) with respect to the shares of AEP Common Stock issuable in respect to the Assumed Options or Other Compensation and AEP Common Stock issuable in respect of the Assumed Options or Other Compensation and AEP shall use its commercially reasonable efforts to cause such registration statement to become effective promptly after the Effective Time and to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained herein) for so long as any Assumed Options remain outstanding and to comply with applicable state securities and blue sky laws. So long as any holder of an Assumed Options shall be subject to the reporting requirements under Section 16(a) of the Exchange Act, AEP shall have the Company's 1992 Long-Term Incentive Plan and Directors' Compensation Plan to be administered in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

    (b) SEPARATE COMPANY PLANS. From and after the Effective Time through July 1, 2002, AEP will continue or cause to be continued, without adverse change to any employee or former employee of the Company or any of its Subsidiaries, the Company Benefit Plans listed in Section 7.10(b) of the Company's Disclosure Letter, except that (i) any Company Common Stock investment fund offered under a Company Benefit Plan will be replaced by an AEP Common Stock investment fund or a traditional investment fund as determined by AEP (ii) premiums charged to participants may be increased under medical, dental, life, accidental death and dismemberment, and disability insurance plans (except that premiums charged to participants who retired from the Company or any of its Subsidiaries prior to 1993 (or survivors of such participants) may not be increased), and (iii) changes required by law, including changes required to maintain the qualified status of any Company Benefit Plan intended to be qualified under Section 401(a) of the Code, may be made. After July 1, 2002, AEP will provide the employees of the Company and its Subsidiaries with benefits that in the aggregate are at least as favorable as the benefits provided to similarly situated employees of AEP and its Subsidiaries. If, after July 1, 2002, an AEP Benefit Plan is made available to employees of the Company or any of its Subsidiaries, all periods of service with the Company and its Subsidiaries will be credited to such employees for all purposes of the AEP Benefit Plan, including the accrual of benefits and eligibility to receive benefits for which a specified period of service is required under the AEP Benefit Plan. No earlier than July 1, 2002, the Company's Cash Balance Retirement Plan shall be merged into a defined benefit pension plan maintained by AEP or one of its

Subsidiaries. The retirement benefit for employees of the Company or its Subsidiaries who become participants in such merged plan will be determined under the AEP pension plan formula for all years of service (including years of service with the Company and its Subsidiaries) but such retirement benefit will not be less than the benefit accrued under the Company's Cash Balance Retirement Plan determined immediately prior to such plan merger plus the benefit determined under the AEP pension plan formula for years of service beginning on the date of such plan merger. If employees of the Company or any of its Subsidiaries become participants in a health plan maintained by AEP or any of its Subsidiaries, all preexisting condition limitations under the AEP health plan for such employees will be waived. In addition, if such AEP health plan participation becomes effective as of any date other than the first day of a calendar year, such employees will receive credit under the AEP health plan for any co-payments and deductibles incurred by such employees in the same calendar year under the Company's Medical Plan.

    (c) RETIREE AND DISABILITY BENEFITS. From and after July 1, 2002, AEP will provide access to retiree medical and life insurance coverage for any employee or director of the Company or any of its Subsidiaries who retires or becomes disabled prior to July 1, 2002 and who was eligible for such coverage under plans of the Company and its Subsidiaries in effect on the date of such individual's retirement. Further, for any such employees or directors who retired or became disabled prior to 1993, such coverage shall be continued without adverse change to such retired or disables employees or directors. In addition, with respect to any such employee who becomes disabled before July 1, 2002, so long as such employee continues to satisfy the eligibility requirements for disability benefits under the Company's Disability Income Plan in effect on such date AEP will offer such disabled employee medical coverage without charge to such disabled employee.

    (d) CERTAIN NONQUALIFIED ARRANGEMENTS. From and after the Effective Time through July 1, 2002, AEP will maintain the Company's Supplemental Executive Retirement Plan and Executive Deferred Compensation Plan without adverse change to any employee participating in the Plan until all benefits have been paid in accordance with the terms of the Plan; provided, however, that no deferrals shall be permitted under such plan after the Effective Time. If the Company's Supplemental Executive Retirement Plan or Executive Deferred Savings Plan is terminated or otherwise discontinued after July 1, 2002, AEP will make available to the class of employees of the Company and its Subsidiaries who were eligible to participate in the Company's Supplemental Executive Retirement Plan or Executive Deferred Savings Plan any nonqualified deferred compensation plan or plans it maintains to supplement benefits in the AEP Benefit Plans that are qualified plans. In addition, employees of the Company and its Subsidiaries will be given credit for service with the Company and its Subsidiaries for all purposes of such supplemental plans, and the supplemental plans will assume the obligation of the Supplemental Executive Retirement Plan or the Executive Deferred Savings Plan, as applicable, to pay the benefits that have accrued under the Supplemental Executive Retirement Plan or the Executive Deferred Savings Plan at the time of such termination or discontinuance.

    (e) MEMORIAL GIFTS PROGRAM. The Company will take all action necessary to terminate the Memorial Gifts Program as of the Effective Time; provided, however, that all then-existing commitments under such Program will not be adversely affected by such termination and will be honored in accordance with their terms.

    (f) AGREEMENT BY AEP. AEP agrees to honor without modification or contest, and agrees to cause the Surviving Corporation to honor without modification or contest, and to make required payments when due under all Change of Control Agreements and all Retention Agreements, including any modifications to such Change of Control Agreements or Retention Agreements permitted by Section 6.2(a).

    (g) The provisions of Sections 7.10(d) and (f) are intended to be for the benefit of, and shall be enforceable by, each Person entitled to benefits or payments thereunder and the heirs and representatives of such Person.

    SECTION 7.11 INDEMNIFICATION OF DIRECTORS AND OFFICERS. (a) Until six years from the Effective Time, the certificate of incorporation and bylaws of the Company as the corporation surviving the Merger (in this Section 7.11 called the "Surviving Corporation") as in effect immediately after the Effective Time shall not be amended to reduce or limit the rights of indemnity afforded to the present and former directors and officers of the Company thereunder or as to the ability of the Company to indemnify such persons or to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify. The Surviving Corporation will at all times exercise the powers granted to it by its certificate of incorporation, its bylaws and applicable law to indemnify to the fullest extent possible the present and former directors, officers, employees and agents of the Company against claims made against them arising from their service in such capacities prior to the Effective Time.

    (b) If any claim or claims shall, subsequent to the Effective Time and within six years thereafter, be made against any present or former director, officer, employee or agent of the Company based on or arising out of the services of such Person prior to the Effective Time in the capacity of such Person as a director, officer, employee or agent of the Company, the provisions of subsection (a) of this Section respecting the certificate of incorporation and bylaws of the Surviving Corporation shall continue in effect until the final disposition of all such claims.

    (c) AEP hereby agrees after the Effective Time to guarantee the payment of the Surviving Corporation's indemnification obligations described in Section 7.11(a) up to an amount determined as of the Effective Time equal to (i) the fair market value of any assets of the Surviving Corporation or any of its Subsidiaries distributed to AEP or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), minus (ii) any liabilities of the Surviving Corporation or any of its Subsidiaries assumed by AEP or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), minus
(iii) the fair market value of any assets of AEP or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) contributed to the Surviving Corporation or any of its Subsidiaries and (iv) plus any liabilities of AEP or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) assumed by the Surviving Corporation or any of its Subsidiaries.

    (d) Notwithstanding subsection (a), (b) or (c) of this Section 7.11, AEP and the Surviving Corporation shall be released from the obligations imposed by such subsection if AEP shall assume the obligations of the Surviving Corporation thereunder by operation of Law or otherwise. Notwithstanding anything to the contrary in this Section 7.11, neither AEP nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld.

    (e) AEP shall cause to be maintained in effect until six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company (or substitute policies providing at least the same coverage and limits and containing terms and conditions that are not materially less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; PROVIDED, HOWEVER, that in no event shall AEP or the Surviving Corporation be required to expend more than 200 percent of the greater of (i) current annual premiums and (ii) annual premiums for the year in which the Closing occurs paid by the Company for such insurance; PROVIDED, FURTHER, that, if AEP or the Surviving Corporation is unable to obtain insurance for any period for 200 percent of the greater of such annual premiums, then the obligation of AEP and the Surviving Corporation pursuant hereto shall be to obtain the best coverage reasonably available under the circumstances subject to the foregoing limitations on premiums.

    (f) The provisions of this Section 7.11 are intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification hereunder and the heirs and representatives of such Person.

    (g) AEP shall not permit the Surviving Corporation to merge or consolidate with any other Person unless the Surviving Corporation shall ensure that the surviving or resulting entity assumes the obligations imposed by subsections
(a), (b), (c) and (e) of this Section.

    SECTION 7.12 NEWCO. Prior to the Effective Time, Newco shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than the minimum amount of cash required to be paid to Newco for the valid issuance of its stock to AEP).

    SECTION 7.13 EVENT NOTICES. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied and (ii) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which would be likely to result in any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this Section 7.13 shall cure any breach of any representation or warranty or any failure to comply with any covenant or agreement of such party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

    SECTION 7.14 BOARD OF DIRECTORS. At the Effective Time, the Board of Directors of AEP shall be expanded to fifteen members and reconstituted to include all then current board members of AEP, the Chairman of the Company on the date hereof, and four additional outside directors of the Company to be nominated by AEP.

    SECTION 7.15 HEADQUARTERS. At and after the Effective Time, the principal corporate office of the Combined Companies shall be located in Columbus, Ohio; and the Combined Companies shall maintain a significant presence in the states currently served by the Company.

    SECTION 7.16 RATE MATTERS. Each of the Company and AEP shall, and shall cause its Significant Subsidiaries to, discuss with the other any changes in its or its Significant Subsidiaries' rates or charges (other than automatic cost pass-through rate adjustment clauses), standards of service or accounting from those in effect on the date hereof and consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent with governmental regulators, whether written or oral, formal or informal, with respect thereto (provided that except as otherwise expressly provided herein each party shall retain discretion and control over its affairs), and except as set forth in Section 7.16 of the Company's Disclosure Letter, no party will make any filing to change its rates or charges, standards of service or accounting that could reasonably be expected to have a Material Adverse Effect on the Combined Companies.

    SECTION 7.17 COORDINATION OF DIVIDENDS. Each of the Company and AEP shall coordinate with the other regarding the declaration and payment of any dividends in respect of the Company Common Stock and AEP Common Stock and the record dates and the payment dates relating thereto, it being the intention of the Company and AEP that holders of the Company Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Company Common Stock and/or any shares of AEP Common Stock that any such holder receives in exchange therefor pursuant to the Merger.

    SECTION 7.18 TRANSITION MANAGEMENT. As soon as practicable after the date hereof, the parties shall create a special transition management task force (the "Task Force"). The Task Force shall examine various alternatives regarding the manner in which to best organize and manage the business of the Combined Companies after the Effective Time, subject to applicable Law.

    SECTION 7.19 ACQUISITION PROPOSALS. Each of AEP and the Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 10% or more of the equity securities of, it or any of its Subsidiaries that, in any such case, could reasonably be expected to interfere with the completion of the Merger or the other transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). Each of AEP and the Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of AEP or the Company shall be permitted to (A) to the extent applicable, comply with Rule 14e-2(a) promulgated under the Exchange Act with regard to an Acquisition Proposal, (B) in response to an unsolicited bona fide written Acquisition Proposal by any Person, recommend such an unsolicited bona fide written Acquisition Proposal to its stockholders, or withdraw or modify in any adverse manner its approval or recommendation of this Agreement or (C) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case as is referred to in clause (B) or (C), (i) the Required AEP Vote or the Required Company Vote, as the case may be, shall not have been obtained, (ii) the Board of Directors of AEP or the Company, as the case may be, concludes in good faith that such Acquisition Proposal (x) in the case of clause (B) above would, if consummated, constitute a Superior Proposal or (y) in the case of clause (C) above could reasonably be expected to constitute a Superior Proposal, (iii) the Board of Directors of AEP or the Company, as the case may be, determines in good faith upon the basis of written advice of outside legal counsel that such action is necessary for such Board of Directors to act in a manner consistent with its fiduciary duties under applicable law, (iv) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the AEP Board of Directors or the Company Board of Directors, as the case may be, receives from such Person an executed confidentiality agreement containing customary terms and provisions and (v) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Board of Directors of AEP or the Board of Directors of the Company, as the case may be, notifies the other party immediately of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers. AEP and the Company agree that they will keep the other party informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Each of AEP and the Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of AEP and the Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 7.19 of the obligations undertaken in this Section 7.19. Nothing in this Section 7.19 shall
(x) permit either AEP or the Company to terminate this Agreement (except as specifically provided in Article IX hereof) or (y) affect any other obligation of AEP or the Company under this Agreement.

    SECTION 7.20 WORKFORCE MATTERS. Subject to applicable collective bargaining agreements, for a period of 2 years following the Effective Time, any reductions in workforce in respect of employees of the Combined Company and their Subsidiaries shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, and qualifications, without regard to whether employment prior to the Effective Time was with the Company or its Subsidiaries or AEP or its Subsidiaries, and any employees whose employment is terminated or jobs are eliminated by AEP or any of its Subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Combined Companies or any of their prospective Subsidiaries. Any workforce reductions carried out following the Effective Time by the Combined Companies and their Subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law. As provided generally in Section 10.7, nothing in this Section is intended to confer upon any Person (other than the parties hereto), including any current or future employee of AEP or the Company or any subsidiary of either of them, any right, benefit or remedy of any nature whatsoever.

                                  ARTICLE VIII
                               CLOSING CONDITIONS

    SECTION 8.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by a party with respect to its obligations, in whole or in part, to the extent permitted by applicable Law:

        (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the Commission under the Securities Act; and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and not withdrawn and no proceedings brought by the Commission for that purpose shall be pending.

        (b) STOCKHOLDER APPROVAL. (i) The Company shall have obtained the Required Company Vote in connection with the adoption of this Agreement by the stockholders of the Company and (ii) AEP shall have obtained the Required AEP Vote in connection with the approval of the Share Issuance and the Charter Amendment by the stockholders of AEP.

        (c) NO PROHIBITING LAW, REGULATION OR ORDER. No Court or Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) that is in effect and that has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

        (d) REQUIRED ORDERS. All Orders necessary for the consummation of the Merger and the other transactions contemplated hereby shall have been obtained at or prior to the Effective Time and such Orders shall have become Final Orders and no Final Orders shall impose terms or conditions or qualifications that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Combined Companies.

        (e) POOLING OF INTERESTS. Each of AEP and the Company shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory, in each case, to AEP and the Company, stating that the transactions effected pursuant to this Agreement will qualify as a pooling of interests transaction under GAAP and applicable Commission Regulations.

        (f) NYSE LISTING. The shares of AEP Common Stock to be issued pursuant to the Merger shall have been listed, subject to official notice of issuance, on the NYSE.

        (g) DIVESTITURE EVENT. There shall not have occurred and remain in effect a Divestiture Event with respect to either AEP or the Company.

    SECTION 8.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE AEP COMPANIES. The obligations of the AEP Companies to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the AEP Companies, in whole or in part, to the extent permitted by applicable
Law:

        (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct in all respects and each of those that is not so qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made again at and as of the Closing (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date), provided, that no representation or warranty of the Company shall be deemed to be untrue or incorrect as a result of the occurrence of a Divestiture Event or any change or effect arising out of or resulting from any foreign, federal or state legislative or regulatory action with respect to (i) the regulation or deregulation of the electric utility industry in such jurisdiction, or (ii) health or the environment, including the conservation or protection of the environment. The AEP Companies shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to such effect.

        (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing. The AEP Companies shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to such effect.

        (c) TAX OPINION. AEP shall have received the opinion dated the Closing Date of Simpson Thacher & Bartlett to the effect that (i) the Merger will constitute a reorganization under section 368(a) of the Code, (ii) the Company, AEP and Newco will each be a party to that reorganization, and
    (iii) no gain or loss will be recognized by the Company, AEP or Newco by reason of the Merger. In rendering their opinion, such counsel may require and rely upon representations, including those contained in certificates of officers of the Company, Newco and AEP.

        (d) INVESTMENT BANKER'S OPINION. AEP shall have received, on or prior to the date of mailing of the Joint Proxy Statement/Prospectus to the holders of AEP Common Stock, a written opinion from Salomon Smith Barney, dated the date of such mailing, confirming the opinion to which reference is made in
    Section 5.18.

        (e) COMPANY REQUIRED CONSENTS. The Company Required Consents shall have been obtained.

    SECTION 8.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

        (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the AEP Companies contained in this Agreement that is qualified as to materiality shall be true and correct in all respects and each of those that is not so qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made again at and as of the Closing (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date), provided, that no representation or warranty of AEP shall be deemed to be untrue or incorrect as a result of the occurrence of a Divestiture Event or any change or effect arising out of or resulting from any foreign, federal or sate legislative or regulatory action with respect to (i) the regulation or deregulation of the electric utility industry in such jurisdiction, or (ii) health or the environment, including the conservation or protection of the environment. The Company shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of AEP, dated the Closing Date to such effect.

        (b) AGREEMENTS AND COVENANTS. The AEP Companies shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing. The Company shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of AEP, dated the Closing Date, to such effect.

        (c) TAX OPINION. The Company shall have received the opinion dated the Closing Date of Christy & Viener to the effect that (i) the Merger will constitute a reorganization under section 368(a) of the Code, (ii) AEP, the Company and Newco will each be a party to that reorganization and (iii) no gain or loss will be recognized by the stockholders of the Company upon the receipt of shares of AEP Common Stock in exchange for shares of Company Common Stock pursuant to the Merger except with respect to any cash received in lieu of fractional interests in shares of AEP Common Stock or cash received pursuant to statutory dissenters rights. In rendering their opinion, such counsel may require and rely upon representations, including those contained in certificates of officers of the Company, Newco and AEP.

        (d) INVESTMENT BANKER'S OPINION. The Company shall have received, on or prior to the date of mailing of the Joint Proxy Statement/Prospectus to the holders of Company Common Stock, a written opinion from Morgan Stanley & Co. Incorporated, dated the date of such mailing, confirming the opinion to which reference is made in Section 4.18.

        (e) AEP REQUIRED CONSENTS. The AEP Required Consents shall have been obtained.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the AEP Required Vote or before or after receipt of the Company Required Vote:

        (a) MUTUAL CONSENT. By mutual written consent of AEP and the Company;

        (b) TERMINATING COMPANY BREACH. By AEP, upon two Business Days' prior written notice to the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied (a "Terminating Company Breach"); PROVIDED THAT, if such Terminating Company Breach is curable by the Company through the exercise of commercially reasonable efforts, for so long as the Company continues to exercise such commercially reasonable efforts AEP may not terminate this Agreement under this Section 9.1(b);

        (c) TERMINATING AEP BREACH. By the Company, upon two Business Days' prior written notice to AEP, upon breach of any representation, warranty, covenant or agreement on the part of the AEP Companies (or either of them) set forth in this Agreement, or if any representation or warranty of the AEP Companies (or either of them) shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied (a "Terminating AEP Breach"); PROVIDED THAT, if such Terminating AEP Breach is curable by the AEP Companies through the exercise of their commercially reasonable efforts, for so long as the AEP Companies continue to exercise such commercially reasonable efforts the Company may not terminate this Agreement under this Section 9.1(c);

        (d) DIVESTITURE EVENT. By either AEP or the Company, upon two Business Days' prior written notice to the other, if there shall be any Divestiture Event; provided that, if such Divestiture Event is capable of being vacated, lifted or reversed on or before the Termination Date (as extended pursuant to Section 9.1(f) hereof) through the exercise of commercially reasonable efforts and for so long as the party whose assets are subject to the Divestiture Event continues to exercise such commercially reasonable efforts, such party seeking to terminate may not terminate this Agreement under this Section 9.1(d).

        (e) LAW, REGULATION OR ORDER. By either AEP or the Company, upon two Business Days' prior written notice to the other, if there shall be any Law or Regulation issued or adopted or any Order which is final and nonappealable preventing the consummation of the Merger, unless the party relying on such Law, Regulation or Order as a basis for termination under this Section 9.1(e) has not complied with its obligations under Section 7.4;

        (f) TERMINATION DATE. By either AEP or the Company, by written notice to the other, if the Merger shall not have been consummated before December 31, 1999 ("Termination Date"); PROVIDED, HOWEVER, that this Agreement may be extended by written notice of either AEP or the Company to a date not later than June 30, 2000, if the Merger shall not have been consummated as a result of the Company or the AEP Companies having failed by December 31, 1999 to satisfy the conditions set forth in Section 8.1(c) or Section 8.1(d) but all other conditions to the Closing shall be fulfilled; provided further, that, the right to terminate the Agreement under this Section 9.1(f) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

        (g) STOCKHOLDER VOTE. By either AEP or the Company, upon two Business Days' prior written notice to the other, if the transactions contemplated by this Agreement shall fail to receive the Required AEP Vote at the AEP Stockholders' Meeting or if this Agreement shall fail to receive the Required Company Vote at the Company Stockholders' Meeting;

        (h) AEP FIDUCIARY OUT. By AEP, at any time prior to receipt of the Required AEP Vote, upon two Business Days' prior written notice to the Company, if, the Board of Directors of AEP shall approve a Superior Proposal; provided, however, that (i) AEP shall have complied with Section 7.19, (ii) the Board of Directors of AEP shall have concluded in good faith, after giving effect to all concessions which may be offered by the Company pursuant to clause (iv) below, on the basis of the advice of its financial advisors and outside counsel, that such proposal is a Superior Proposal,
    (iii) the Board of Directors of AEP shall have concluded in good faith, after receipt of written advice of outside counsel, that notwithstanding all concessions which may be offered by the Company in negotiations entered into pursuant to clause (iv) below, such action is necessary for the AEP Board of Directors to act in a manner consistent with its fiduciary duties under applicable law; and (iv) prior to any such termination, AEP shall, and shall cause its respective financial and legal advisors to, negotiate with the Company to make such adjustments in the terms and conditions of this Agreement as would enable AEP to proceed with the transactions contemplated herein on such adjusted terms;

        (i) COMPANY FIDUCIARY OUT. By the Company, at any time prior to receipt of the Required Company Vote, upon two Business Days' prior written notice to AEP, if, the Board of Directors of the Company shall approve a Superior Proposal; provided, however, that (i) the Company shall have complied with
    Section 7.19, (ii) the Board of Directors of the Company shall have concluded in good faith, after giving effect to all concessions which may be offered by AEP pursuant to clause (iv) below, on the basis of the advice of its financial advisors and outside counsel, that such proposal is a Superior Proposal, (iii) the Board of Directors of the Company shall have concluded in good faith, after receipt of the written advice of outside counsel, that notwithstanding all concessions which may be offered by AEP in negotiations entered into pursuant to clause (iv) below, such action is necessary for the Company Board of Directors to act in a manner consistent with its fiduciary duties under applicable law; and (iv) prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to, negotiate with AEP to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms;

        (j) AEP CHANGE OF RECOMMENDATION. By the Company, upon two Business Days' prior written notice to AEP, if the Board of Directors of AEP or any committee thereof (A) shall withdraw or modify in any manner adverse to the Company its approval or recommendation of the Charter Amendment, the Share Issuance, this Agreement or the Merger, (B) shall fail to reaffirm such approval or recommendation upon the Company's request, (C) shall approve or recommend any Superior Proposal or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C);

        (k) COMPANY CHANGE OF RECOMMENDATION. By AEP, upon two Business Days' prior written notice to the Company, if the Board of Directors of the Company or any committee thereof (A) shall withdraw or modify in any manner adverse to AEP its approval or recommendation of this Agreement or the Merger, (B) shall fail to reaffirm such approval or recommendation upon AEP's request, (C) shall approve or recommend any Superior Proposal or (D) shall resolve to take any of the actions specified in clause (A), (B) or
    (C); or

        (l) THIRD PARTY ACQUISITION. By either AEP or the Company, by written notice to the other party, if (A) a third party acquires securities representing greater than 50% of the voting power of the outstanding voting securities of such other party or (B) individuals who as of the date hereof constitute the board of directors of such other party (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of such party was approved by a vote of a majority of the directors of such party then still in office who are either directors as of the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of such party then in office.

    The right of any party hereto to terminate this Agreement pursuant to this
Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

    SECTION 9.2  EFFECT OF TERMINATION.  Except as provided in Section 9.6 and
Section 10.1 of this Agreement, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability on the part of the AEP Companies or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any breach of this Agreement.

    SECTION 9.3 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after receipt of either the AEP Required Vote or the Company Required Vote, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 9.4 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or, to the extent legally permissible, conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 9.4, the AEP Companies shall be deemed to be one party.

    SECTION 9.5 FEES, EXPENSES AND OTHER PAYMENTS. Subject to Section 9.6, all Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; PROVIDED, HOWEVER, that the share of all Expenses related to printing, filing and mailing the Registration Statement and the Joint Proxy Statement/Prospectus and all Commission and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement/Prospectus allocable to the Company and to the AEP Companies as a group shall be 50% each; AND PROVIDED FURTHER that AEP may, at its option and subject to Section 7.5(d), pay any Expenses of the Company.

    SECTION 9.6 CERTAIN DAMAGES, PAYMENTS AND EXPENSES. (a) DAMAGES PAYABLE UPON TERMINATION FOR BREACH OR WITHDRAWAL OF APPROVAL. If this Agreement is terminated pursuant to Section 9.1(h) or (i) (fiduciary out), Section 9.1(b) or
(c) (breach), Section 9.1(j) or (k) (change of recommendation) or Section 9.1
(l) (acquisition of voting power or change of board), then the breaching party or party whose board has exercised its fiduciary out or changed its recommendation or whose voting stock has been acquired or whose board has changed, as the case may be, shall promptly (but not later than five Business Days after receipt of notice that the amount is due from the other party) pay to the other party, as liquidated damages and expense reimbursement, an amount in cash equal to $20 million (the "Termination Fee").

        (b) OTHER TERMINATION PAYMENTS. If (i) this Agreement is terminated pursuant to (A) Section 9.1(f) (expiration date), (B) Section 9.1(h) or (i) (fiduciary out), (C) Section 9.1(g) (failure to obtain shareholder approval), (D) Section 9.1(j) or (k) (change of recommendation) or (E) pursuant to Section 9.1(b) or (c) (breach); and (ii) at the time of such termination (or in the case of clause (i)(C) above, prior to the meeting of such party's shareholders) there shall have been an Acquisition Proposal involving the Company or AEP (as the case may be, the "Target Party") or any of its Affiliates which, at the time of such termination (or such meeting, as the case may be), shall not have been (x) rejected by the Target Party and its Board of Directors and (y) withdrawn by the third party; and (iii) within eighteen months of any such termination described in clause (i) above, the Target Party or any of its Affiliates becomes a Subsidiary of such offeror or a Subsidiary of an Affiliate of such offeror or accepts a written offer or enters into a written agreement to consummate or consummates an Acquisition Proposal with such offeror or an Affiliate thereof, then such Target Party (jointly and severally with its Affiliates), upon the signing of a definitive agreement relating to such Acquisition Proposal, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such Target Party becoming such a subsidiary or of such Acquisition Proposal, shall pay the Company or AEP, as the case may be, a termination fee equal to $225 million (the "Topping Fee") plus Expenses of such party not in excess of $20 million ("Out-of-Pocket Expenses"). If this Agreement is terminated by the Company or AEP pursuant to Section 9.1(l) (third party acquisition of voting power or change of board), then the Company or AEP, as the case may be, shall pay immediately the terminating party the Topping Fee plus Out-of-Pocket Expenses.

        (c) EXPENSES. The Parties agree that the agreements contained in this
    Section 9.6 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

        (d) LIMITATION OF FEES. Notwithstanding anything herein to the contrary, the aggregate amount payable to AEP and its Affiliates pursuant to Section 9.6(a) and Section 9.6(b) shall not exceed $245 million and the aggregate amount payable to the Company and its Affiliates pursuant to Section 9.6(a) and Section 9.6(b) shall not exceed $245 million.

        (e) EXCLUSIVE REMEDY. Subject to the following sentence, the payments required by Sections 9.6(a) and Section 9.6(b) shall constitute liquidated damages in full and complete satisfaction of, and shall be the sole and exclusive remedy for any loss, liability, damage or claim arising out of or in connection with the transactions contemplated by this Agreement, including any termination of this Agreement pursuant to Section 9.1. Notwithstanding the foregoing sentence, in the event of payment of the Termination Fee pursuant to Section 9.6(a), if (i) this Agreement is terminated by a party as a result of a willful breach of representation, warranty, covenant or agreement by the other party, and (ii) the Topping Fee is not paid, the nonbreaching party may pursue any remedies available to it at law or in equity and shall, in addition to the Termination Fee, be entitled to recover such additional amounts as such nonbreaching party may be entitled to receive at law or in equity.

                                   ARTICLE X
                               GENERAL PROVISIONS

    SECTION 10.1  EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. (a) EFFECT OF INVESTIGATION. Except as set forth in Section 10.1(b) of this Agreement, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

        (b) TERMINATION. The representations and warranties in this Agreement shall terminate at the Effective Time and the representations, warranties, covenants and agreements shall terminate upon the termination of this Agreement pursuant to Article IX, except that the covenants and agreements set forth in the last sentence of Section 6.3, Sections 9.2, 9.5 and 9.6 and
    Article X hereof shall survive termination of this Agreement.

    SECTION 10.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses ( or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

    (a) AEP. If to any of the AEP Companies, to:

       American Electric Power Service Corporation
       1 Riverside Plaza
       Columbus, Ohio 43215
       Attention: Donald M. Clements, Jr., Executive Vice President Telecopier No.: 614-223-1552

    with a copy to:

       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, New York 10017
       Attention: James M. Cotter
       Telecopier No.: (212) 455-2502

    (b) COMPANY. If to the Company, to:

       Central and South West Corporation
       1616 Woodall Rodgers Freeway
       Dallas, Texas 75266-0164

       Attention: Thomas V. Shockley, III, President
       Telecopier No.: (214) 777-1528

    with a copy to:

       Vinson & Elkins L.L.P.
       1001 Fannin
       Houston, Texas 77002-6760
       Attention: William E. Joor III
       Telecopier No.: (713) 758-2346

    SECTION 10.3 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 10.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 10.5 ENTIRE AGREEMENT. This Agreement (together with the Annexes, the Company's Disclosure Letter and AEP's Disclosure Letter) constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof, other than the Confidentiality Agreement which shall remain in full force and effect with respect to the subject matter thereof.

    SECTION 10.6 ASSIGNMENT. This Agreement shall not be assigned by operation of Law or otherwise.

    SECTION 10.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for the beneficiaries of the indemnities and covenants contained in Sections 7.11, 7.10(d) and 7.10(f) herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    SECTION 10.8 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

    SECTION 10.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law; PROVIDED, HOWEVER, that any matter involving the internal corporate affairs of any party hereto shall be governed by the provisions of the state of its incorporation.

    SECTION 10.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          AMERICAN ELECTRIC POWER COMPANY, INC.

                                By   /s/ E. LINN DRAPER, JR.
                                     -----------------------------------------
                                     E. Linn Draper, Jr.
                                     CHAIRMAN OF THE BOARD OF DIRECTORS,
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                AUGUSTA ACQUISITION CORPORATION

                                By:  /s/ DONALD M. CLEMENTS, JR.
                                     -----------------------------------------
                                     Donald M. Clements, Jr.
                                     PRESIDENT

                                CENTRAL AND SOUTH WEST CORPORATION

                                By:  /s/ E.R. BROOKS
                                     -----------------------------------------
                                     E.R. Brooks
                                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                                         ANNEX A

                           SCHEDULE OF DEFINED TERMS

    The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

    "Acquisition Proposal" shall have the meaning ascribed to such term in
Section 7.19.

    "Affiliate" shall, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former.

    "Agreement" shall mean the Agreement and Plan of Merger made and entered into as of December 21, 1997 among AEP, Newco and the Company, including any amendments thereto and each Annex (including this Annex A) and including AEP's Disclosure Letter and the Company's Disclosure Letter.

    "APCo" shall mean Appalachian Power Company, a Virginia corporation.

    "Atomic Energy Act" shall mean shall mean the Atomic Energy Act of 1954, as amended, and the Regulations promulgated thereunder.

    "AEP" shall mean American Electric Power Company, Inc., a New York corporation, and its successors from time to time.

    "AEP Benefit Plans" shall mean Benefit Plans with respect to AEP and its Subsidiaries.

    "AEP Common Stock" shall mean the voting common stock, par value $6.50 per share, of AEP.

    "AEP Companies" shall have the meaning ascribed to such term in the first paragraph of the Agreement.

    "AEP Required Consents" shall mean any Third Party Consents relating to AEP the failure of which to obtain could reasonably be expected to have a Material Adverse Effect on the Combined Companies.

    "AEP Stockholders' Meeting" shall have the meaning ascribed to such term in
Section 7.1.

    "AEP's Audited Consolidated Financial Statements" shall mean the condensed balance sheets of AEP and its Subsidiaries as of December 31, 1996, 1995 and 1994 and the related condensed statements of operations and cash flows for each of the three fiscal years in the three-year period ended December 31, 1996, together with the notes thereto, all as audited by Deloitte & Touche L.L.P., independent accountants, under their report with respect thereto dated February 25, 1997 and included in AEP's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission.

    "AEP's Consolidated Financial Statements" shall mean AEP's Audited Consolidated Financial Statements and AEP's Unaudited Consolidated Financial Statements.

    "AEP's Disclosure Letter" shall mean a letter of even date herewith delivered by AEP to the Company concurrently with the execution of the Agreement, which, among other things, shall identify exceptions to AEP's representations, warranties and covenants contained in this Agreement by specific section and subsection references.

    "AEP's Unaudited Consolidated Financial Statements" shall mean the unaudited condensed balance sheet of AEP and its Subsidiaries as of September 30, 1997 and the related condensed statements of operations and cash flows for the three-month periods and nine-month periods ended September 30, 1996 and September 30, 1997, together with the notes thereto, included in AEP's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed with the Commission.

    "Benefit Plans" shall mean, with respect to a specified Person, any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plans that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, severance, employment, change-in-control, deferred compensation and any bonus or incentive compensation plan, agreement, program or policy (whether qualified or nonqualified, written oral), sponsored, maintained or contributed to by the specified Person or any of its Subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants or other similar representatives providing services to or for the specified Person or any of its Subsidiaries in connection with such services or any such plans which have been so sponsored, maintained, or contributed to within six years prior to the date of the Agreement; PROVIDED, HOWEVER, that such term shall not include (a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday and sick or other leave policies, (b) workers compensation insurance and (c) directors and officers liability insurance.

    "Business Day" means any day other than a day on which banks in the State of Texas or the State of New York are authorized or obligated to be closed.

    "Certificate of Merger" shall have the meaning ascribed to such term in
Section 2.2.

    "Charter Amendment" shall have the meaning ascribed to such term in Section 5.20.

    "Change of Control Agreements" shall mean the change in control or severance agreements identified as such in Section 4.12(j) of the Company's Disclosure Letter.

    "Closing" shall mean a meeting, which shall be held in accordance with
Section 3.3, of all Persons interested in the transactions contemplated by the Agreement at which all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

    "Closing Date" shall mean the date of the Closing as determined pursuant to
Section 3.3.

    "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

    "Combined Companies" shall mean, before the Merger, the AEP Companies (together with all of their Subsidiaries) and the Company (together with all of its Subsidiaries) considered as a single business enterprise as if the Merger had been consummated immediately prior to the time of consideration, and after the Merger shall mean AEP (together with its Subsidiaries).

    "Commission" shall mean the Securities and Exchange Commission, a Governmental Authority of the United States Government, and its successors from time to time.

    "Common Stock Exchange Ratio" shall mean 0.60, as adjusted pursuant to the second sentence of Section 3.1(a) of the Agreement.

    "Company" shall mean Central and South West Corporation, a Delaware corporation, and its successors from time to time.

    "Company Benefit Plans" shall mean Benefit Plans with respect to the Company and its Subsidiaries.

    "Company Common Stock" shall mean the common stock, par value $3.50 per share, of the Company.

    "Company Permitted Transactions" shall mean (i) those transactions described in Section 6.1 of the Company's Disclosure Letter and (ii) individual transactions not otherwise permitted by Section 6.2(a) the total investment (including debt and equity and other liability acquired or assumed) with respect to which does not exceed $50 million per annum or $150 million per annum when aggregated with all other such transactions, provided that no transactions entered into in reliance on this clause (ii) shall involve a total investment (including debt and equity and other liability acquired or assumed) in excess of $75 million per annum in any one country.

    "Company Required Consents" shall mean any Third Party Consents relating to the Company the failure of which to obtain could reasonably be expected to have a Material Adverse Effect on the Combined Companies.

    "Company Stockholders' Meeting" shall have the meaning ascribed to such term in Section 7.2.

    "Company's Audited Consolidated Financial Statements" shall mean the condensed balance sheets of the Company and its Subsidiaries as of December 31, 1996, 1995 and 1994 and the related condensed and combined statements of operations and cash flows for each of the three fiscal years in the three-year period ended December 31, 1996, together with the notes thereto, all as audited by Arthur Andersen LLP, independent accountants, under their report with respect thereto dated February 28, 1997 and included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission.

    "Company's Consolidated Financial Statements" shall mean the Company's Audited Consolidated Financial Statements and the Company's Unaudited Consolidated Financial Statements.

    "Company's Disclosure Letter" shall mean a letter of even date herewith delivered by the Company to the AEP Companies concurrently with the execution of the Agreement, which, among other things, shall identify exceptions to the Company's representations, warranties and covenants contained in this Agreement by specific section and subsection references.

    "Company's Rights Agreement" shall mean that certain Rights Agreement entered into or to be entered into between the Company and a rights agent, substantially in the form previously filed with the Commission except for any amendments or modifications thereto contemplated in the Agreement.

    "Company's Unaudited Consolidated Financial Statements" shall mean the unaudited condensed balance sheet of the Company and its Subsidiaries as of September 30, 1997 and the related condensed statements of operations and cash flows for the three-month periods and nine-month periods ended September 30, 1996 and September 30, 1997, together with the notes thereto, included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed with the Commission.

    "Confidentiality Agreement" shall mean that certain confidentiality agreement between AEP and the Company dated October 17, 1997, as amended.

    "Control" (including the terms "controlled," "controlled by" and "under common control with") shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

    "Controlled Group" shall mean any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b),
(c), (m) or (o).

    "Cook Nuclear Plant" shall mean the Donald C. Cook nuclear plant located in Bridgman, Michigan.

    "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof, and shall include the European Court of Justice.

    "CP&L" shall mean Central Power and Light Company, a Texas corporation and a Subsidiary of the Company.

    "CSPCo" shall mean Columbus Southern Power Company, an Ohio corporation.

    "Current AEP Benefit Plans" shall mean Benefit Plans that are sponsored, maintained, or contributed to by AEP or any of its Subsidiaries as of the date of the Agreement.

    "Current Company Benefit Plans" shall mean Benefit Plans that are sponsored, maintained, or contributed to by the Company or any of its Subsidiaries as of the date of the Agreement.

    "Delaware Law" shall mean the General Corporation Law of the State of Delaware.

    "Divestiture Event" shall mean any Law, Regulation or Order adopted or issued by a Governmental Authority that requires the divestiture of a substantial portion of the generating assets of the Company and its Subsidiaries, taken as a whole, or AEP and its Subsidiaries, taken as a whole.

    "Domestic Public Utility Company" shall mean a company that provides electric energy directly to retail customers under rates, terms and conditions determined by a State Regulatory Commission; provided that no company shall be a Domestic Public Utility Company solely by reason of engaging in power marketing or brokering or the wholesale sale of electric energy.

    "Effective Time" shall mean the date and time of the completion of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 2.2.

    "Environmental Law or Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Authority pertaining to health or the environment currently in effect and applicable to a specified Person and its Subsidiaries, including the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended ("OPA"), any state or local Laws implementing the foregoing Federal Laws, and all other environmental conservation or protection Laws. For purposes of the Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA; PROVIDED, HOWEVER, that to the extent the Laws of the state or locality in which the property is located establish a meaning for "hazardous substance" or "release" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply, and the term "hazardous substance" shall include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, and (to the extent in excess of background levels) radioactive material, even if such are specifically exempt from classification as hazardous substances pursuant to CERCLA or RCRA or the analogous statutes of any jurisdiction applicable to the specified Person or its Subsidiaries or any of their respective properties or assets.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

    "Equity Securities" shall mean, with respect to a specified Person, any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, such Person.

    "Exchange Act" shall mean the Securities Exchange Act of 1934 and the Regulations promulgated thereunder.

    "Exchange Agent" shall mean a bank or trust company having a net worth in excess of $100 million designated and appointed to act in the capacities required thereof under Section 3.2.

    "Exchange Fund" shall mean the fund of AEP Common Stock and cash in lieu of fractional interests and dividends and distributions, if any, with respect to such shares of AEP Common Stock established at the Exchange Agent pursuant to
Section 3.2.

    "Expenses" shall mean all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Agreement, the preparation, printing, filing and mailing of the Registration Statement, Joint Proxy Statement/Prospectus, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

    "Federal Power Act" shall mean the Federal Power Act, as amended, and the Regulations promulgated thereunder.

    "FERC" shall mean the Federal Energy Regulatory Commission, a Governmental Authority of the United States Government, and its successors from time to time.

    "Final Order" shall mean an Order that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by Law before the transactions contemplated hereby may be consummated has expired (but without the requirement for expiration of any applicable rehearing or appeal period), and as to which all conditions to the consummation of such transactions prescribed by Law, Regulation or Order have been satisfied.

    "Foreign Utility Company" shall mean a foreign utility company as defined in section 33(a)(3) of the Holding Company Act.

    "GAAP" shall mean accounting principles generally accepted in the United States consistently applied by a specified Person.

    "Governmental Authority" shall mean any governmental or regulatory agency or authority (other than a Court but including a stock exchange or other self-regulatory body) of or within the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

    "Holding Company Act" shall mean the Public Utility Holding Company Act of 1935, as amended, and the Regulations promulgated thereunder.

    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Regulations promulgated thereunder.

    "I&M" shall mean Indiana Michigan Power Company, an Indiana corporation.

    "IRS" shall mean the Internal Revenue Service, a Governmental Authority of the United States Government, and its successors from time to time.

    "Joint Proxy Statement/Prospectus" shall have the meaning ascribed to such term in Section 7.3(a).

    "KEPCo" shall mean Kentucky Power Company, a Kentucky corporation.

    "Knowledge" shall mean, with respect to either the Company or AEP, the actual knowledge of any executive officer of such party after reasonable inquiry.

    "KPC" shall mean Kingsport Power Company, a Virginia corporation.

    "Law" shall mean all laws, statutes, ordinances, rules and regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

    "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

    "Material" shall mean material to the business, condition (financial or otherwise) or results of operations or prospects of a specified Person and its subsidiaries, if any, taken as a whole; PROVIDED, HOWEVER, that, as used in this definition the word "material" shall have the meaning accorded thereto in
Section 11 of the Securities Act.

    "Material Contract" shall mean each contract, lease, indenture, agreement, arrangement or understanding to which a specified Person or any of its Subsidiaries is a party or to which any of the assets or operations of such specified Person or any of its Subsidiaries is subject that is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 pursuant to Paragraph (2), (4) or (10) of Item 601(b) of Regulation S-K under the Securities Act if such a registration statement were to be filed by such Person under the Securities Act on the date of determination.

    "Material Adverse Effect" shall mean any change or effect that is material and adverse to the business, condition (financial or otherwise) or results of operations or prospects of a specified Person and its subsidiaries, if any, taken as a whole; PROVIDED, HOWEVER, that, as used in this definition the word "material" shall have the meaning accorded thereto in Section 11 of the Securities Act.

    "Merger" shall have the meaning ascribed to such term in Section 2.1 of the Agreement.

    "Newco" shall mean Augusta Acquisition Corporation, a Delaware corporation and a wholly-owned Subsidiary of AEP formed for the sole purpose of affecting the Merger.

    "New York Law" shall mean the New York Business Corporation Law.

    "NRC" shall mean the Nuclear Regulatory Commission, a Governmental Authority of the United States Government, and its successors from time to time.

    "NYSE" shall mean the New York Stock Exchange, Inc.

    "OPCo" shall mean Ohio Power Company, an Ohio corporation.

    "Operating Company" shall have the meaning ascribed to such term in Section 4.9(b).

    "Order" shall mean any judgment, order or decree of any Court or Governmental Authority, Federal, foreign, state or local. Any reference in the Agreement to the "receipt" or "obtaining" of any Order shall mean making such declarations, filings or registrations; giving such notices; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of Law.

    "Out-of-Pocket Expenses" shall have the meaning ascribed to such term in
Section 9.6(b).

    "PBGC" shall mean the Pension Benefit Guaranty Corporation.

    "Permit" shall mean any and all permits, licenses, authorizations, orders, consents, certificates, registrations or other approvals granted by any Governmental Authority. Any reference in the Agreement to the "receipt" or "obtaining" of any Permit shall mean making such declarations, filings or registrations; giving such notices; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of Law.

    "Permitted Encumbrances" shall mean the following:

        (1) liens for taxes, assessments and other governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; PROVIDED that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto;

        (2) mechanics' and materialmen's liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; PROVIDED that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto;

        (3) liens in respect of judgments or awards with respect to which the specified Person or one of its Subsidiaries shall in good faith currently be prosecuting an appeal or other proceeding for review and with respect to which such Person or such Subsidiary shall have secured a stay of execution pending such appeal or such proceeding for review; PROVIDED that such Person or such Subsidiary shall have set aside on its books adequate reserves with respect thereto;

        (4) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets of a specified Person or any of its Subsidiaries; PROVIDED that such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held; and

        (5) any lien or privilege vested in any lessor, licensor or permittor for rent or other obligations of a specified Person or any of its Subsidiaries thereunder so long as the payment of such rent or the performance of such obligations is not delinquent.

    "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Governmental Authority.

    "Pooling Transaction" shall mean a business combination that qualifies for financial accounting purposes, as a pooling of interests pursuant to Accounting Principles Board Opinion 16 and the interpretations thereof and the Staff Accounting Bulletins of the Commission and the interpretations thereof.

    "PSO" shall mean Public Service Company of Oklahoma, an Oklahoma corporation.

    "Registration Statement" shall have the meaning ascribed to such term in
Section 7.3(a).

    "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of Law.

    "Representatives" shall have the meaning ascribed to such term in Section
6.3.

    "Reports" shall mean, with respect to a specified Person, all reports, registrations, filings and other documents and instruments required to be filed by the specified Person or any of its Subsidiaries with any Governmental Authority (other than the Commission).

    "Required AEP Vote" shall have the meaning ascribed to such term in Section 5.20.

    "Required Company Vote" shall have the meaning ascribed to such term in
Section 4.20.

    "Retention Agreements" shall mean the retention agreements described in
Section 6.2(a) of the Company's Disclosure Letter.

    "SEC Reports" shall mean (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents required to be filed during a specified period by a Person with the Commission pursuant to the Securities Act or the Exchange Act.

    "Securities Act" shall mean the Securities Act of 1933, as amended, and the Regulations promulgated thereunder.

    "Seeboard" shall mean SEEBOARD plc, a company incorporated in England and a Subsidiary of the Company.

    "Share Issuance" shall have the meaning ascribed to such term in Section
5.20.

    "Significant Subsidiary" shall mean any subsidiary of the Company or AEP, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Commission.

    "South Texas Nuclear Facility" shall mean the South Texas nuclear project located in Bay City, Texas.

    "State Regulatory Commissions" shall mean: the Public Utility Commission of the State of Texas; the Public Service Commission of the State of Arkansas; the Corporation Commission of the State of Oklahoma; the Public Service Commission of the State of Louisiana; the Indiana Utility Regulatory Commission; the Kentucky Public Service Commission; the Michigan Public Service Commission; the Ohio Public Utility Commission; the Tennessee Regulatory Commission; the Virginia State Corporation Commission; and the West Virginia Public Service Commission.

    "State Regulatory Acts" shall mean the utility Laws regulating Domestic Public Utility Companies in the States of Arkansas, Oklahoma, Texas, Louisiana, Indiana, Kentucky, Michigan, Ohio, Tennessee, Virginia and West Virginia; in each case, as amended, and the Regulations promulgated thereunder.

    A "Subsidiary" of a specified Person shall be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, over 50% of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    "Superior Proposal" a BONA FIDE written Acquisition Proposal which the Board of Directors of AEP or the Board of Directors of the Company, as the case may be, concludes in good faith (after consultation with its financial advisors and legal counsel), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to such party's stockholders, from a strategic and financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed (PROVIDED that for purposes of this definition the term Acquisition Proposal shall have the meaning assigned to such term in Section
7.19 except that the reference to "10%" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "50%" and "Acquisition Proposal" shall only be deemed to refer to a transaction involving AEP or the Company, as the case may be, or with respect to assets (including the shares of any Subsidiary of AEP or the Company) of AEP or the Company, as the case may be, and its Subsidiaries, taken as a whole, and not any of its Subsidiaries alone).

    "Surviving Corporation" shall mean the Company as the corporation surviving the Merger.

    "SWEPCO" shall mean Southwestern Electric Power Company, a Delaware corporation and a Subsidiary of the Company.

    "Target Party" shall have the meaning ascribed to such term in Section
9.6(b).

    "Task Force" shall have the meaning ascribed to such term in Section 7.18.

    "Tax Returns" shall mean all returns, reports or other documents (including information returns) required to be filed by or under any Law with any Governmental Authority with respect to Taxes.

    "Taxes" shall mean all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

    "Terminated AEP Benefit Plans" shall mean Benefit Plans that were sponsored, maintained, or contributed to by AEP or any of its Subsidiaries within six years prior to the date of this Agreement but which have been terminated prior to the date of the Agreement.

    "Terminated Company Benefit Plans" shall mean Benefit Plans that were sponsored, maintained, or contributed to by the Company or any of its Subsidiaries within six years prior to the date of this Agreement but which have been terminated prior to the date of the Agreement.

    "Terminating AEP Breach" shall have the meaning ascribed to such term in subsection 9.1(c) of the Agreement.

    "Terminating Company Breach" shall have the meaning ascribed to such term in subsection 9.1(b) of the Agreement.

    "Termination Date" shall have the meaning ascribed to such term in Section 9.1(f).

    "Termination Fee" shall have the meaning ascribed to such term in Section 9.6(a).

    "Third Party Consents" shall have the meaning ascribed to such term in
Section 7.4(d)(i).

    "Topping Fee" shall have the meaning ascribed to such term in Section
9.6(b).

    "WPC" shall mean Wheeling Power Company, a West Virginia corporation.

    "WTU" shall mean West Texas Utilities Company, a Texas corporation and a Subsidiary of the Company.

                                                                         ANNEX B

                                 [Central and South West Corporation Affiliates]

                             AFFILIATE'S AGREEMENT

American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio 43215-2373

Central and South West Corporation
1616 Woodall Rodgers Freeway
P.O. Box 660164
Dallas, Texas 75266-0164

Ladies and Gentlemen:

    The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of Central and South West Corporation, a Delaware corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

    Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among American Electric Power Company, Inc., a New York corporation ("AEP"), Augusta Acquisition Corporation, a newly formed Delaware corporation and a wholly owned Subsidiary of AEP ("Newco"), and the Company dated as of December 21, 1997 (the "Merger Agreement"), providing for, among other things, the merger of Newco with and into the Company (the "Merger"), the undersigned will be entitled to receive shares of common stock, par value $6.50 per share ("AEP Common Stock"), of AEP in exchange for shares of common stock, par value $3.50 per share ("Company Common Stock"), of the Company owned by me at the effective time of the Merger (the "Effective Time") as determined pursuant to the Merger Agreement.

    The undersigned understands that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the application of pooling of interests accounting to the transaction.

    In consideration of the agreements contained herein, AEP's and the Company's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and agrees that the undersigned has not made and will not make any sale, transfer or other disposition of (i) Company Common Stock or AEP Common Stock within the 30 day period prior to the date of the consummation of the Merger or (ii) AEP Common Stock received by the undersigned pursuant to the Merger or otherwise owned by the undersigned until after such time as financial statements of AEP that include at least 30 days of combined operations of the Company and AEP after the Merger shall have been publicly reported, unless the undersigned shall have delivered to AEP, prior to any such sale, transfer or other disposition, a written opinion from Deloitte & Touche L.L.P., independent public accountants for AEP, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to AEP, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC and (iii) AEP Common Stock received by the undersigned pursuant to the Merger in violation of the Securities Act or the Rules and Regulations. The undersigned has been advised that the offering, sale and delivery of the shares of AEP Common Stock pursuant to the Merger will have been registered with the SEC under the Securities Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that since the undersigned may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, AEP Common Stock received by the undersigned pursuant to the Merger can be sold by the undersigned only (i) pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act"), (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

    The undersigned also understands that instructions will be given to the transfer agent for AEP Common Stock with respect to AEP Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such shares of AEP Common Stock, or any substitutions therefor, a legend stating in substance as follows:

        "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and AEP, a copy of which agreement is on file at the principal offices of AEP."

It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if the undersigned shall have delivered to AEP an opinion of counsel, in form and substance reasonably satisfactory to AEP, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act and (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

    By its execution hereof, AEP agrees that it will, as long as the undersigned owns any AEP Common Stock to be received by the undersigned pursuant to the Merger, take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

    If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                Very truly yours,

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:
                                     Date:
                                     Address:

ACCEPTED this   day
of       , 1998

AMERICAN ELECTRIC POWER COMPANY, INC.

By:
      -----------------------------------------
      Name:
      Title:

CENTRAL AND SOUTH WEST CORPORATION

By:
      -----------------------------------------
      Name:
      Title:

                                                                         ANNEX C

                                                                [AEP Affiliates]

                             AFFILIATE'S AGREEMENT

American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio 43215-2373

Central and South West Corporation
1616 Woodall Rodgers Freeway
P.O. Box 660164
Dallas, Texas 75266-0164

Ladies and Gentlemen:

    The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of American Electric Power Company, Inc., a New York corporation ("AEP"), as that term is defined in the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

    The undertakings contained in this Affiliate's Agreement are being given by the undersigned in connection with that certain Agreement and Plan of Merger by and among AEP, Augusta Acquisition Corporation, a newly formed Delaware corporation and a wholly owned Subsidiary of AEP ("Newco"), and Cypress, a Delaware corporation (the "Company") dated as of December 21, 1997 (the "Merger Agreement"), providing for, among other things, the merger of Newco with and into the Company (the "Merger").

    The undersigned understands that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the application of pooling of interests accounting to the transaction.

    In consideration of the agreements contained herein, AEP's and the Company's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and agrees that the undersigned has not made and will not make any sale, transfer or other disposition of (i) AEP Common Stock or Company Common Stock within the thirty day period prior to the date of the consummation of the Merger or (ii) AEP Common Stock owned by the undersigned until such time as financial statements that include at least 30 days of combined operations of the Company and AEP after the Merger shall have been publicly reported, unless the undersigned shall have delivered to AEP prior to any such sale, transfer or other disposition, a written opinion from Deloitte & Touche L.L.P., independent public accountants for AEP, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to AEP, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC.

    If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                Very truly yours,

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:
                                     Date:
                                     Address:

ACCEPTED this   day
of       , 1998

CENTRAL AND SOUTH WEST CORPORATION

By:
      -----------------------------------------
      Name:
      Title:

AMERICAN ELECTRIC POWER COMPANY, INC.

By:
      -----------------------------------------
      Name:
      Title:

                                      C-2